EXHIBIT 10.21.1


                                 LEASE AGREEMENT


                                     BETWEEN


                           MISSION WEST SHORELINE, LLC
                                  ("Landlord")


                                       and


                              MICROSOFT CORPORATION
                                   ("Tenant")

                                    ARTICLE 1
                                BASIC LEASE TERMS

     1.1 Terms. Reference in this Lease Agreement ("Lease") to any of the terms listed below shall be deemed to incorporate and be a reference to the data or definition set forth next to such term in this Article.

          (a)  Landlord:   Mission  West  Shoreline,  LLC,  a  Delaware  limited
     liability company

          (b)  Landlord's Address:
                    10050 Bandley Drive
                    Cupertino, CA 95014
                    Attn:  Carl Berg and Ray Marino

          (c)  Tenant: Microsoft Corporation, a Washington corporation

          (d)  Tenant's Address - For Notices:
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond,  WA 98052-6399
                    Attn:  Jose Oncina
                           General Manager - Real Estate & Facilities

               With a copy sent to:
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, WA  98052-6399
                    Attn:  Timothy R. Osborn
                           Senior Attorney
                           Law and Corporate Affairs

               Tenant's Address - For Billing:
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, WA  98052-6399
                    Attn:  Property Managers

          (e)  Mailing Address of the Premises:
                    1065 La  Avenida
                    Mountain View, California 94043-1421

          (f) Project: The land, buildings and improvements shown on the Project Site Plan ("Project").

          (g) Premises: See Article 2.1.

          (h) Execution Date: The last date appearing adjacent to the parties' signatures below.

          (i) Commencement Date: See Article 3.

          (j) Option: See Article 3.

          (k) Lease Term: See Article 3.

          (l) Improvements: See Article 2.

          (m) Use of Premises: See Article 7.

          (n) Base Rent; Amortized Rent (unless adjusted pursuant to the terms and conditions herein contained, including, without limitation Article 4.3):


       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
          Lease Year         Base Rent       Monthly Base     Estimated     Amortized Rent        Total of
                            per Square      Rent (for the     Additional       includes         Monthly Base
                              Foot            Premises           Rent       Additional Rent    Rent, Estimated
                                             excluding                       for Building      Additional Rent
                                              Building                          1075            and Amortized
                                               1075)                                                Rent
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       01/01/2005        $1.45 per         $611,917.40      $75,113.83    $222,738.60        $909,770.00
       through           square foot for
       8/31/2005         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2005        $1.49 per         $630,274.92      $75,297.41    $222,738.60        $928,311.00
       through           square foot for
       8/31/2006         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2006        $1.54 per         $649,183.17      $76,803.36    $222,738.60        $948,725.00
       through           square foot for
       8/31/2007         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2007        $1.58 per         $668,658.66      $78,339.43    $222,738.60        $969,737.00
       through           square foot for
       8/31/2008         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2008        $1.63 per         $688,718.42      $79,906.21    $222,738.60        $991,363.00
       through           square foot for
       8/31/2009         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2009        $1.68 per         $709,379.98      $81,504.34    $222,738.60        $1,013,623.00
       through           square foot for
       8/31/2010         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2010        $1.73 per         $730,661.38      $83,134.42    $222,738.60        $1,036,534.00
       through           square foot for
       8/31/2011         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2011        $1.78 per         $752,581.22      $84,797.11    $222,738.60        $1,060,117.00
       through           square foot for
       8/31/2012         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2012        $1.82 per         $768,061.84      $86,493.06    $222,738.60        $1,077,293.00
       through           square foot for
       8/31/2013         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------
       09/01/2013        $1.83 per         $772,281.96      $88,222.92    $222,738.60        $1,083,243.00
       through           square foot for
       8/31/2014         422,012 square
                         feet
       ----------------- ----------------- ---------------- ------------- ------------------ -----------------

          (o) Additional Rent: See Article 4.

          (p) Rent:  Base Rent,  Amortized Rent and Additional Rent (See Article
     4.)

          (q) Base Rent During Option Term: "Market Rent" means the prevailing market rental rate on a level basis that a willing tenant would pay, and a willing landlord would accept, in an arm's length bona fide negotiation for office space of comparable quality, design and location in the Mountain View, CA area with comparable landscaping, amenities, and recreational facilities, for an amount of space comparable to the amount then leased by Tenant including annual rental increases if such increases are market at the time. (provided that if there are fewer than three (3) such comparable Class A office leaseholds in the Mountain View and Sunnyvale, CA area then the market area shall be expanded to include the County of Santa Clara), taking into consideration all relevant factors including, without limitation, any concessions or inducements (e.g., rent abatement, tenant improvement and other allowances) then being offered by landlords to prospective tenants (or by prospective tenants to landlords) for comparable space, definition of "rentable area" applicable to the comparable spaces, distinction between gross and net rental rate (exclusive of expense pass-throughs, whether characterized as such or not, and exclusive of any portion of "base rentals" attributable to expenses or to an "expense stop"), the term of the lease(s), amenities, setting, leasing, services provided and creditworthiness of tenant. For purposes of determining "comparable quality and design," the Premises shall be deemed to exclude any increase in the value of the Premises resulting from Alterations constructed at the expenses of Tenant after the Commencement Date.

          Base Rent for each Option term shall be ninety-five percent (95%) of the Market Rent for the Option term. The parties shall negotiate in good faith to establish the Market Rent. If the parties are unable to agree on Market Rent within fifteen (15) days after Tenant gives Landlord its notice exercising the Option (the "Notice Date"), then each party shall appoint a disinterested, independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Appraiser") and has at least five years experience appraising rental properties in the Mountain View, CA area. If the Appraisers are unable to reach agreement about market rent within thirty (30) days after the Notice Date, then either party on notice to the other may request appointment of a single arbitrator. Upon such notice the parties shall have five (5) days to agree upon an arbitrator who has significant real estate experience and if no such agreement is reached, then the American Arbitration Association ("AAA") shall appoint a single arbitrator. If the AAA does not appoint an arbitrator meeting the same qualifications of an Appraiser within thirty (30) days after the request, then either party may apply to the senior judge of the superior court of the county where the Premises are located who, acting in his individual (not judicial) capacity, shall make the appointment. See Article 27.2 regarding commissions.

          Once the arbitrator is appointed, each Appraiser promptly shall submit his determination of Market Rent to the arbitrator. The arbitrator shall determine Market Rent (applying the definition stated above) within ten
     (10) days based solely on the materials submitted by the Appraisers and the Market Rent shall be determined based on baseball arbitration where the arbitrator's only responsibility is to choose which of the Appraisers is the closest to Market Rent. Each party shall bear the expense of retaining its Appraiser. The fees and expenses of the arbitrator and other expenses of the arbitration shall be borne equally by the parties. The arbitrator's determination of Market Rent shall be final and binding on the parties. Judgment upon the determination of Market Rent rendered by the arbitrator may be entered in any court having jurisdiction.

          (r) Project Rentable Area: 515,700 square feet, being the aggregate of the following: (i) 422,012 square feet for, collectively, Building 1045 (which has 113,949 square feet), Building 1055 (which has 113,949 square feet), Building 1065 (which has 80,165 square feet), and Building 1085 (which has 113,949 square feet); and (ii) 93,688 square feet for Building 1075.

          (s) Lease Year: The first eight (8) full calendar months of the Lease Term and each succeeding twelve (12) month period.

          (t) Laws: Laws, ordinances, rules and regulations, including but not limited to building and zoning laws, including the Americans with Disabilities Act, health, energy, and fire codes of the state, local and federal governments, agencies, and boards, and the requirements and regulations of Boards of Fire Underwriters having jurisdiction and of insurance carriers of any insurance on the Premises.

          (u) Common Area: The driveways with dashes (----) as shown on the Premises Site Plan.

     1.2 Exhibits. The Exhibits listed below are attached and are incorporated in this Lease by this reference:

                   EXHIBIT A-1      Premises Site Plan
                   EXHIBIT A-2      Project Site Plan
                   EXHIBIT B        Memorandum of Lease
                   EXHIBIT C        SAND
                   EXHIBIT D        Permitted Encumbrances and Legal Description
                   EXHIBIT E        Sublet or Assignment Agreement
                   EXHIBIT F        Estoppel
                   EXHIBIT G        Final Clearance SCVWD


                                    ARTICLE 2
                     DESCRIPTION OF PREMISES; CURRENT LEASE

     2.1 Premises. Landlord leases to Tenant the Premises. "Premises" shall be defined as the portion of the Project under Lease to the Tenant at any given time. The initial Premises shall include the entire Project which includes all of Building 1045, Building 1055, Building 1065, Building 1075 and Building 1085, the other improvements ("Improvements") now or hereafter erected or constructed on the Land, together with all appurtenances and the benefits of any appurtenant easements and rights of way, and the parking facilities shown on Project Site Plan attached hereto as Exhibit A-2. From time to time, the Premises may be amended as a result of any contraction or expansion thereto as provided herein. At all times, notwithstanding any contraction or expansion to the Premises,

Tenant shall have exclusive use at the Premises, as defined at any given time of all recreational and fitness areas, all existing infrastructure support areas (e.g. satellite; power back-up; etc.), and all parking shown on the Premises Site Plan attached as Exhibit A-1 showing different configurations of the Premises. The Premises Site Plan reflect the actual Premises at any given time during the Lease, and the appropriate Premise Site Plan shall be designated or adjusted as appropriate upon any amendment to the Lease when the Premises changes from its initial configuration.

     2.2 Building 1075. Commencing on October 31, 2005, and provided that Tenant receives reasonable advance written notice, Tenant shall provide Landlord and its representatives with access to Building 1075 so that Landlord and its representatives may show Building 1075 to prospective tenants. At the earlier of January 31, 2006, or the commencement date of a lease by Landlord to a tenant for all or any part of Building 1075, Tenant shall surrender and return possession of Building 1075 to Landlord in accordance with the terms and conditions required herein, and upon such surrender and return, the Premises shall no longer include Building 1075 and related parking shown on the Premises Site Plan (Exhibit A-1) and improvements. In event Landlord leases all or any part of Building 1075 with a lease commencement date after October 31, 2005 and prior to January 31, 2006, Landlord shall deliver written notice to Tenant requesting an early surrender date which in no event shall be less than 45 days after Landlord's notice to Tenant unless otherwise agreed by Tenant.

     Landlord will use good faith business efforts to undertake leasing at Building 1075 on such terms that will allow Tenant to expand into Building 1075 during the calendar year 2011. All leases for Building 1075 which contain extension options must provide that such options are personal to the original tenants and will be forfeited in event of any assignment of such leases or subletting of their premises.

     2.3 Parking; Exterior Common Areas. Landlord represents and covenants that Tenant shall be entitled to maintain parking at the Premises with no less than a ratio of 3.39 parking spaces for every 1,000 rentable square feet leased by Tenant which amounts to 1,748 parking spaces as described on the Project Site Plan attached hereto as Exhibit A-2. Upon surrender of Building 1075 pursuant to
Article 2.2 Tenant's share of parking will be reduced from 1,748 to 1,439 parking spaces. Tenant's parking spaces shall include all parking shown on the Project Site Plan as parking even if portions are being used by Tenant for other purposes such as satellite dish location or storage.

     2.4 Current Lease. Landlord and Tenant acknowledge and agree that, on the Commencement Date, without further action required by either party, that certain Standard Form Lease, dated July 25, 1998, between Mission West Properties, L.P., a Delaware limited partnership, and Tenant, as amended by that certain First Amendment to Lease, dated September 6, 2000, between Landlord and Tenant (collectively, the "Current Lease") is Lease Terminated and replaced with this Lease. No further rights, benefits or obligations shall continue after the Commencement Date with respect to the Current Lease except as expressly set forth herein. In the event Tenant has paid Rent under the terms and conditions of the Current Lease for any period following the Commencement Date in excess of that required under this Lease for the same period, Landlord shall adjust Rent and refund the difference to Tenant within ten (10) days of the Execution Date. Any amount not timely refunded to Tenant may, at Tenant's option and not as its exclusive remedy, be offset against Base Rent and Amortized Rent due hereunder. Landlord waives all Tenant's obligations under the Current Lease except for the those listed in Article 15.2 herein. Landlord acknowledges receipt of a complete and current set of Project and Improvement drawings on a current version of Auto-Cad. These drawings shall include all grading, site, underground, architectural, structural, interior, plumbing, sprinkler, electrical, HVAC/mechanical, landscape and other available plans.

     2.5 Amendments Required For Additions and Contractions of Premises. Upon Tenant's exercise of any of the following options; (a) surrender of Building 1075 pursuant to Article 2.2, (b) right to contract pursuant to Article 3.5 and
(c) right of first offer to lease pursuant to Article 3.6, the Landlord shall prepare for the approval of Tenant an Amendment to Lease that includes the following: (i) a new Premises Site Plan showing the land, parking, buildings and other improvements that will comprise the Premises and will be attached as an exhibit to the Amendment, (ii) a recalculation of the Base Rent and the parking
(iii) the commencement date and surrender date, (iv) a recalculation of Tenant's Tax Share (defined in Article 5.6 below) and (v) any other prorations or adjustment as required by the Lease.


                                    ARTICLE 3
                                   LEASE TERM

     3.1 Lease Term. The term of this Lease begins on January 1, 2005 (the "Commencement Date") and ends on August 31, 2014 (the "Lease Term") unless one or more Options are exercised or the Lease Term ends earlier under this Lease (the "Lease Term"). In no event shall the Lease Term commence or Rent begin to accrue under this Lease unless and until Landlord and Tenant have fully satisfied each and every condition precedent set forth in Article 3.2.

     3.2 Conditions, Warrants of Representation of Landlord and Tenant Upon Signing Lease. Landlord and Tenant by signing this Lease agree to the following:
(i) conditions, representations and warranties contained in Article 15.1 are true and correct and agreed to by Landlord; (ii) conditions, representations and warranties contained in Article 15.2 are true and correct and agreed to by Tenant, (iii) Landlord shall deliver to Tenant one (1) fully executed original of this Lease within ten (10) days after Tenant delivers to Landlord two

(2) duplicate originals of this Lease executed by Tenant, (iv) by signing this Lease the Landlord represents that the Premises are not subject to any deeds of trust, and (v) a Memorandum of Lease in form attached as Exhibit C, will be duly executed and acknowledged by Landlord and Tenant within ten (10) days of the request by either party ("the Memorandum of Lease"). If Landlord or Tenant fails to deliver the fully executed Lease or other documents as required in this
Article 3.2 the other party may take the actions stated below. If Landlord fails to perform its obligations as required herein Tenant may, if Tenant so elects in its sole discretion, withhold Rent herein until such obligations are fully satisfied. If Tenant fails to perform its obligations herein, Landlord shall give Tenant written notice to perform and Tenant's failure to meet its obligation set forth above in this Article 3.2 within ten (10) days of receipt of such notice will be considered a default under this Lease. Nothing in this
Article 3.2 shall be construed to in any way limit the nature or extent of Landlord's or Tenant's covenants or duties under other provisions of this Lease.

     3.3 Extension Options. Tenant shall have the right to extend this Lease for any or all buildings then comprising the Premises for two (2) successive additional periods of five (5) years (each an "Option") commencing on the expiration of the initial Lease Term or the immediately preceding Option term, as the case may be, upon the same terms and conditions of this Lease except that Base Rent shall be determined as set forth in Article 1(r). Amortized Rent shall not be payable during an Option term. To exercise an Option, Tenant must give written notice to Landlord that Tenant is exercising the Option at least twelve
(12) calendar months before the expiration of the initial Lease Term or the immediately preceding Option term, as the case may be, expires and no Tenant Default is occurring (beyond any applicable cure period). Any remaining Option will expire if Tenant does not timely exercise the preceding Option. Upon Tenant giving Landlord timely written notice of exercise and complying with the foregoing provisions of this Article 3.3, the Lease Term shall be deemed to be automatically extended to include the Option period on the terms and conditions set forth in this Article 3.3. If Tenant timely exercises an Option, the parties shall execute an amendment to this Lease memorializing the terms of the Option within thirty (30) days after the Base Rent for the Option term is determined under Article 1(q). The parties shall be bound to the Option, notwithstanding any failure to execute such an amendment. See Article 27.2 regarding commissions.

     3.4 Early Termination. Tenant shall have the right to terminate this Lease effective September 1, 2011 (the "Termination Date") provided Tenant has given Landlord written notice of its election no later than nine months prior to the Termination Date (the "Termination Notice Date"). Upon termination of this Lease pursuant to this Article 3.4, Tenant shall pay to Landlord on the Termination Notice Date (i) the sum of unamortized commissions actually paid to the Tenant's Broker (amortized evenly over the Lease Term [excluding the number of months remaining under the Current Lease], as it may be extended), which sum is scheduled to be $1,032,283.07 (provided that such shall be further adjusted as a result of an expansion in which a commission is actually paid by Landlord) or contraction pursuant to Article 3.5, (ii) two months of Base Rent at the rate payable on the Termination Notice Date, being the sum of $1,461,322.76 (unless adjusted pursuant to an expansion or contraction), and (iii) all unpaid Amortized Rent on the Termination Date, being the sum of $7,506,848.64 (unless Amortized Rent is adjusted pursuant to Article 4.3). Upon Tenant timely exercising this right: (a) all Rent payable under this Lease shall be paid through and apportioned as of the Termination Date; (b) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of the Lease Term;
(c) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (d) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for in this Article 3.4, which agreement shall be executed and recorded within thirty (30) days after Tenant exercises the termination right and pays all required fees

     3.5 Right to Contract. Tenant shall have the right to contract the Premises by vacating and surrendering either Building 1055 or Building 1085 (either, the "Contraction Space") to Landlord effective September 1, 2009 (the "Contraction Date") provided Tenant has given Landlord written notice of its election no later than nine months prior to the Contraction Date (the "Contraction Notice Date"). Upon contraction of the Premises pursuant to this Article 3.5, Tenant shall pay Landlord on the Contraction Notice Date the sum of unamortized commissions actually paid to the Tenant's Broker attributable to Rent which would have been generated with respect to the Contraction Space, being the sum of $399,657.94 (which is equal to 113,949 square feet divided by 422,012 square feet multiplied by $1,480,139.79). The amounts payable for Amortized Rent shall not be affected as a result of any contraction pursuant to this Article 3.5. Upon Tenant timely exercising this right, all Rent payable under this Lease shall be paid through and apportioned as of the Contraction Date. After the Contraction Date, Base Rent payable with respect to the balance of the Premises shall be decreased and Tenant's Tax Share shall be recalculated pursuant to
Article 5.5. After the Contraction Date, Tenant shall have no obligations under this Lease for the period accruing after the Contraction Date with respect to the Contraction Space, except those which, by the provisions of this Lease, expressly survive such contraction. Tenant shall surrender and vacate the Contraction Space and deliver possession thereof to Landlord on or before the Contraction Date in the condition required under this Lease for surrender of the Premises (or any part thereof). Landlord and Tenant shall enter into a written agreement reflecting the contraction of the Premises as shown on the current Premises Site Plan, and a proportionate reduction in parking at the Premises for Tenant's use as shown on the Premises Site Plan, and confirming, among other things, amounts payable as Base Rent and the recalculated Tenant's Tax Share, which agreement shall be executed within thirty (30) days after Tenant exercises the contraction right.

     3.6 Right of First Offer to Lease. Tenant shall have an on-going right of first offer to lease ("Right of First Offer") all space not then leased by Tenant at any of the five Buildings currently comprising the Premises (the "ROFO Space"). Upon the occurrence of an Advice Triggering Event (as defined below), Landlord shall give written notice to Tenant advising Tenant that an Advice Triggering Event has occurred and the date when the ROFO Space described therein would be available to Tenant. Tenant shall have ten (10) business days after receipt of Landlord's written notice to elect, by written notice, whether to exercise its Right of First Offer with respect to such ROFO Space. Rent for such ROFO Space shall commence sixty (60) days after Tenant is provided uninterrupted access to the ROFO Space for the purpose of constructing tenant improvements. The square foot rental rate for the ROFO Space shall be the same square foot rental rate payable by Tenant for the Premises then leased by Tenant at the rent commencement date for the ROFO Space. The term shall be coterminous with the Lease Term herein but not less than three years unless the next available Option to extend is exercised, in which case the term will be co-terminus with the extended expiration date. All other terms and conditions will be identical to those then in effect under the Lease at the commencement date for such ROFO Space. After the commencement date for any ROFO Space leased pursuant to this Right of First Offer, such ROFO Space shall be added to and form a part of the Premises and the term "Premises," as used in this Lease, shall include such ROFO Space. "Advice Triggering Event" means: (i) with respect to the Premises (except for Building 1075), Landlord's good faith determination that the existing tenant or occupant will not extend or renew the term of its lease or if such lease expires without renewal or extension, and
(ii) with respect to Building 1075 and any Contraction Space, upon Landlord's receipt of a bona fide offer from a third party tenant to lease the ROFO Space. Landlord and Tenant shall enter into a written agreement confirming Tenant's rights to the ROFO Space and confirming, among other things, amounts payable as Base Rent and the recalculated Tenant's Tax Share, which agreement shall be executed within thirty (30) days after Tenant exercises a Right of First Offer. See Article 27.2 regarding commission.

     3.7 Right of First Offer to Purchase. Provided that no Tenant Default is then occurring (beyond any applicable cure period), Tenant shall have an on-going right of first offer to purchase ("Right of First Offer to Purchase") all or any of the five Buildings currently comprising the Premises (collectively, the "Offer Property"). In the event Landlord and/or a successor Excluded Entity elects to sell their interest in all or any portion of the Offer Property to a third party (excluding (i) Landlord or Landlord Affiliates, (ii) "Entities Controlled by Members of the Berg Family" (defined as any entity or entities which are each over 51% owned or controlled by Carl Berg or Clyde Berg or Kara Ann Berg or a trust for the benefit of Kara Ann Berg or by any combination of Carl Berg or Clyde Berg or Kara Ann Berg or a trust for the benefit of Kara Ann Berg) , and (iii) any entity that acquires substantially all of the assets of Mission West Properties, Inc. through a merger or acquisition (collectively, the "Excluded Entities")), Landlord shall notify Tenant in writing of its intent to sell all or any portion of the Offer Property and the terms and conditions upon which Landlord would be willing to sell the Offer Property to Tenant. "Landlord Affiliates" means any subsidiary of Landlord, any entity with which Landlord merges, or any entity that is controlled by, controls or is under common control with Landlord. Tenant shall have thirty (30) days from such written notification to notify Landlord of its intent to negotiate to purchase the Offer Property (the "Purchase Notice"). Landlord and Tenant shall then negotiate a purchase and sale agreement in good faith in the sixty (60) days following delivery of the Purchase Notice (the "Negotiation Period"). During the Negotiation Period, Landlord shall not negotiate to sell the Offer Property to any third party. If Landlord and Tenant enter into a purchase and sale agreement for the Offer Property during the Negotiation Period, the purchase and sale agreement shall provide that, among other things, Landlord shall convey good and marketable title to the Offer Property, by grant deed, free and clear of liens and encumbrances except the Permitted Encumbrances (Exhibit D). Title shall be insurable by First American Title Insurance Company or other mutually agreed nationally known title company at standard rates for an ALTA standard coverage Owner's policy at Landlord's expense; provided, Tenant may, at its expense for the additional premium, obtain ALTA extended coverage title insurance, and shall be responsible for any survey required, although Landlord will provide Tenant will the most recent survey of the Offer Property in its possession The purchase and sale agreement shall otherwise contain commercially reasonable terms and conditions in accordance with local industry standards. If Landlord and Tenant do not enter into a purchase and sale agreement for the Offer Property during the Negotiation Period, Landlord shall thereafter have the right to sell the Offer Property to a third party on terms equal to or no less favorable than originally offered to Tenant. In the event Landlord is unsuccessful in consummating a sale of the Offer Property to a third party within a period of one hundred eighty (180) days after the expiration of Tenant's exclusive Negotiation Period, Tenant's Right of First Offer to Purchase shall be reinstated and Landlord shall thereafter comply with the terms and conditions set forth in this Article 3.7. Transaction closing costs in connection with any such sale of Offer Property to Tenant shall be paid per standard practices in Santa Clara County, CA. Notwithstanding any other provision of this Lease that may limit or restrict transfer of Tenant's rights under this Lease, it is agreed that Tenant shall have the right to transfer the Right of First Offer to Purchase and/or this Lease to another entity that exercises the Right of First Offer to Purchase in connection with structuring and implementing a transaction or series of transactions that finance the acquisition of the Offer Property, subject to the conditions that (i) Tenant or an assignee or subtenant permitted under Article 18 remains as the occupant of the Premises upon the conclusion of the purchase, and (ii) that the transaction or transactions occur in such a manner that Tenant remains liable for payment of the purchase price. Notwithstanding any other provision of the Article 3.7, Tenant's Right of First Offer to Purchase shall not apply to a conveyance of the Offer Property to a lender of Landlord secured by the Offer Property through a foreclosure or transfer in lieu of foreclosure. See Article 27.2 regarding commissions.

                                    ARTICLE 4
                                      RENT

     4.1 Base Rent; Amortized Rent. Subject to the terms and conditions of this Lease, the Base Rent and Amortized Rent for the Premises shall be as set forth in Article 1 of this Lease. Tenant shall pay Base Rent and Amortized Rent on the first day of each month during the Lease Term in the monthly installments set forth in Article 1 or as otherwise required herein, except that Base Rent and Amortized Rent for any portion of a calendar month during the Lease Term shall be prorated by dividing the annual Base Rent and Amortized Rent by three hundred sixty-five (365) and multiplying the result by the number of days in the partial month for which Base Rent and Amortized Rent is owed. Payments shall be made at Landlord's Address or at such other address as Landlord may from time to time designate in writing. All payments required by this Lease to be made by Tenant during the Lease Term as specified in Article 5.1 are "Additional Rent." The Rent shall be paid without setoff, adjustment or deduction and without abatement (unless the offset or deduction is made by Tenant as permitted under Articles 12, 13 and 20 and to recover any judgments in favor of Tenant against Landlord) except as provided in this Lease. ("Rent") is defined as Base Rent, Amortized Rent and Additional Rent.

     4.2 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of One Million Dollars ($1,000,000.00) (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease applicable to Tenant. If Tenant commits a Tenant Default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Landlord may spend by reason of the Tenant Default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a default by Tenant. Any attempt by Tenant to transfer or encumber its interest in the Security Deposit shall be null and void.

     Notwithstanding the above, Landlord agrees to waive the requirement for Tenant to make a Security Deposit provided Tenant's shareholder's equity exceeds $500,000,000.00. If at any time during this Lease, while Tenant's tangible net worth is less than $500,000,000.00, Tenant shall be required to deposit with Landlord the Security Deposit referenced above, which shall be made within ten days after receipt of written demand by Landlord based on the issuance of Tenant's annual financial statements indicating the reduction in Tenant's tangible net worth below $500,000,000.00. Any Security Deposit paid by Tenant shall be released by Landlord upon the earlier of expiration or termination of this Lease in accordance with its terms or upon issuance of Tenant's audited financial statements indicating that Tenant's tangible net worth is in excess of $500,000,000.00. Landlord acknowledges that as of the Execution Date Tenant's net worth is in excess of $500,000,000 and therefore no Security Deposit is currently required.

     4.3 Amortized Rent Reductions. In event Landlord leases all or any part of Building 1075 in accordance with Article 2.2 above, Amortized Rent shall be decreased as follows: Tenant's remaining principal balance of Amortized Rent will be offset by base rent and Additional Rent collected by Landlord on any third-party lease(s) (after deducting for Landlord's reasonable attorney's fees, marketing costs, prorated leasing commissions, rent abatement, and tenant improvement allowances pertaining exclusively to Building 1075) with such offset being effective at the time any such base rent and Additional Rent are actually received by Landlord and deducted in full against succeeding payments of Amortized Rent. Landlord shall verify the amounts of base rent and Additional Rent actually received by Landlord, and the amount of the above expenses as part of the verification process set forth in Article 5.3 below.

     4.4 Late Charges. Tenant hereby acknowledges that a late payment made by Tenant to Landlord of Rent, Amortized Rent, Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Landlord according to the terms of any Lien Interest or trust deed covering the Premises. Accordingly, if any installment of monthly Rent is not received by Landlord or Landlord's designee within five (5) days after Landlord delivers a written notice to Tenant that such amount is due pursuant to Article 20.1(a), Tenant shall pay to Landlord a late charge equal to one percent (1%) of such overdue amount for each monthly installment of Rent to which the late fee applies. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments made by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor shall it prevent Landlord from exercising any of the other rights and remedies granted hereunder.


                                    ARTICLE 5
                                 ADDITIONAL RENT

     5.1 Additional Rent. During the Lease Term, Tenant shall pay to Landlord Additional Rent attributable to the Premises. Additional Rent shall consist of:
(i) the Real Estate  Taxes,  (ii) a monthly  Management  Fee of 1% of Base Rent,
(iii) Amortized Rent and (iv) any other items specifically stated as Additional Rent in this Lease as such may increase or decrease from time to time: provided, however, that all Additional Rent for Building 1075 is included in the Amortized Rent, so there shall be no Additional Rent attributed to Building 1075 unless Tenant exercises its Right of First Offer on Building 1075 pursuant to Article
3.6. Tenant shall continue, however, to be responsible for utilities and maintenance of Building 1075 through the earlier of January 31, 2006, or when Landlord leases all or a portion thereof, or later if Tenant fails to surrender Building 1075 on or before January 31, 2006 as required hereunder.

     5.2 Estimated  Additional  Rent.  Landlord  shall  reasonably  estimate the
Additional Rent Tenant is to pay to Landlord for each Lease Year wholly or partially included within the Lease Term and shall send notice of the estimate to Tenant within thirty (30) days after the Term begins for the first Lease Year and thereafter at least thirty (30) days before commencement of each subsequent Lease Year. If Tenant requests, Landlord will give Tenant reasonably detailed documentation supporting Landlord's estimate. During each Lease Year included in the Term for which Tenant is to pay Additional Rent, Tenant shall pay, as Additional Rent, one twelfth (1/12th) of the applicable estimate each month to Landlord together with the Base Rent. If Landlord does not give Tenant an estimate within the time period stated above, then Tenant shall continue to make estimated payments based upon the preceding year's estimate and within thirty (30) days after receipt of the new estimate for the current Lease Year, Tenant shall commence payment of the new estimated monthly amount and shall pay in a lump sum any retroactive amounts due from the beginning of the new Lease Year. The monthly charge for estimated Additional Rent shall be prorated for any partial month by dividing the Operating Cost charge by three hundred sixty-five (365) and multiplying the result by the number of days in the partial month for which Additional Rent are owed

     5.3  Verification  of Additional  Rent.  Not later than one hundred  twenty
(120) days after the expiration of each Lease Year included in the Lease Term, Landlord shall submit to Tenant a written statement, certified by Landlord's financial officer or the financial officer of Landlord's property manager in sufficient detail for verification by Tenant, containing the amount of actual Additional Rent for such Lease Year broken down by component expenses, the Operating Cost increase for the Lease Year, and the amount if any Tenant owes Landlord or the amount Landlord owes Tenant as a refund for such year. If Landlord does not furnish Tenant with a certified statement of Additional Rent within six (6) months after the end of the Lease Year, then Landlord shall be deemed to have waived forever any and all claims for reimbursement from Tenant for underpayment of Additional Rent for the Lease Year, in addition to any other rights and remedies to which Tenant may be entitled under this Lease. Landlord's books and records shall be kept in accordance with generally accepted accounting principles. Tenant or its audit representatives shall have the right to inspect and audit Landlord's books and records with respect to this Lease to verify actual Additional Rent within two (2) years of receipt of a certified statement of Additional Rent. Tenant shall have the right to retain a copy of the audit for its records. If Tenant's audit of the Additional Rent reveals an overcharge of more than five percent (5%), Landlord promptly shall reimburse Tenant for the out of pocket cost of the audit. Any overcharge or underpayment of Additional Rent shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed. The foregoing rights also shall apply with respect to verification of any amounts charged by Landlord to Tenant for utility costs and Real Estate Taxes.

     5.4 Real Estate Taxes. Landlord shall timely pay and discharge all real estate taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Real Estate Taxes") which, at any time during the Lease Term, shall be applicable or against the Project, or shall become due and payable and a lien or charge upon the Project under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises provided such surcharge is based on an area wide action not related to the specific occurrences on the Project. Project Environmental issues will be covered by Article 26 of this Lease. The term "Real Estate Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Tenant under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project, (iii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Project, (iv) upon Tenant's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Landlord or Tenant, or (vi) in lieu of or equivalent to any of the Real Estate Taxes set forth in this Article 5.4. In the event any such Real Estate Taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such Real Estate Taxes, then the Rent payable hereunder shall be increased to net Landlord the same net rent after imposition of any such Real Estate Taxes upon Landlord as would have been payable to Landlord prior to the imposition of any such Real Estate Tax. The above notwithstanding, nothing contained in this Article 5.4 shall require Tenant to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Landlord. If any general or special assessment is levied and assessed against the Premises or Project, Landlord agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises or Project securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law, and Tenant shall only be responsible for installments due and payable during the Lease Term, prorated for partial months. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term.

     5.5 Separate Tax Allocation. Each building shall be allocated its proportional share of the total Project current tax bill based on square feet. This proportional share will not change unless a new amount is assessed to the Project at which time the new assessed amount will be allocated to that building or buildings which created the new assessed amount as determined by information provided by the assessor's office, and the percentages will be adjusted to reflect this change. The initial percentage for each building will be as follows: building 1045, 1055, and 1085 are 113,949 sq. ft. each or 22.09%, Building 1075 is 93,688 sq. ft. or 18.18% and building

1065 is 80,165 sq. ft. or 15.54% and each will be allocated that per cent of total Project tax bill. The sum of the percentage for each building comprising the Premises shall be referred to as "Tenant's Tax Share". All allocation will be prorated for commencement and termination.

     5.6 Payment of Real Estate Taxes. Tenant shall pay as Additional Rent Tenant's Tax Share (as defined and adjusted from time to time pursuant to Article 5.5) of Real Estate Taxes assessed against the real property in the Project.

     5.7 Contesting Real Estate Taxes. Landlord and Tenant shall have the right to contest or review (in the name of Tenant, or of Landlord, or both, as Tenant shall elect) by appropriate proceedings (which may be instituted either during or after the Lease Term, and if instituted shall be with the cooperation of Landlord if requested) any valuation of the Project for Real Estate Tax assessment purposes and/or any increase in the tax rate. Landlord shall furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant. Landlord will execute all necessary instruments in connection with any such protest, appeal or other proceedings. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at the request and expense of Tenant. Landlord shall not settle any such appeal or other proceeding without obtaining Tenant's prior written approval in each instance. Tenant shall be entitled to any refund obtained by reason of any such proceeding or otherwise whether obtained during or after the expiration of the Lease Term and whether obtained by Landlord or Tenant for the Premises (less Tenant's Tax Share of any costs reasonably incurred by Landlord if Landlord is responsible for the decrease, and not to exceed the tax savings)except that if the refund shall relate to the year in which the Lease Term commences or expires, the refund shall be apportioned between Landlord and Tenant according to the number of days within the Lease Term. If Tenant contests Real Estate Taxes at its expense that results in a savings, it shall be entitled to any proceeds received from the assessor's office attributable to the Premises, and shall be reimbursed by Landlord within ten (10) days of invoice for any portion of costs reasonably incurred by Tenant not exceeding the tax savings relating to property owned by Landlord not part of the Premises, or relating to time periods not part of the Lease Term. Tenant shall not be responsible to pay any portion of any increase in Real Estate Taxes attributable to an increase (excluding the annual 2% increases) in valuation unless Tenant has received a copy of the applicable Real Estate Tax bill or notification of valuation increase in sufficient time to enable Tenant to contest the tax increase if Tenant so desires.

     5.8 Tax Increases. Notwithstanding any other provision of this Lease, during the first five (5) years of the Lease Term, Tenant shall not be required to pay any increase in Real Estate Taxes above the Proposition 13 base and annual related increases as permitted pursuant to Proposition 13, whether arising from an increase in assessed value occurring as a result of a sale, long term lease or other transfer of an interest in the real property of which the Premises are a part or otherwise, unless (i) the increase is as a result of the applicable property tax system being modified by governmental intervention unrelated to the Premises, or (ii) the increase is the result of improvements made by Tenant. Notwithstanding the foregoing, the Tenant shall be required to pay any increase in Real Estate Taxes as a result of a reversal of a previous Proposition 8 appeal plus any applicable Proposition 13 increases due following the reversal of a Proposition 8 appeal.

                                    ARTICLE 6
                             UTILITIES AND SERVICES

     6.1 Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. In event of a contraction of the Premises, Landlord shall cause gas, building water, and electrical power to be separately metered by an internal meter installed at the time of any contraction in the Premises, all at Landlord's sole cost and expense. Any other utilities shall be prorated or equitably allocated based on usage and be subject to the provisions of Article 6.2.

     6.2 Costs of Utilities and Services:

          (a) During the Lease Term, Tenant shall continue to provide the (1) electrical, gas and building water service to the buildings in the Project that are not part of the Premises, and (2) landscape maintenance and repair (including irrigation, weeding, trimming, planting and mowing) and parking lot maintenance and repair (including sweeping, lighting, resurfacing, re-striping) portions of the Project which is not part of the Premises. Tenant shall have no liability of any kind to Landlord or any other party for providing such services except (i) only to the extent of Landlord's actual damages, and (ii) to the extent due to Tenant's negligence or willful misconduct. This provision is for the exclusive benefit of Landlord, and no other tenant of Landlord, the Project, or other party shall be deemed an intended beneficiary of this provision. Landlord shall install a submeter at Landlord's cost prior to the contraction of any buildings to measure the amount of electrical, gas and building water used at such buildings.


               (i) Regarding Tenant's supplying the electricity, gas and water to buildings in the Project that are not part of the Premises, Landlord will credit Tenant's Rent for the amount of estimated electrical, gas and building water costs ("Utility Expense Credit") upon surrender of Building 1075 or the Contraction Space and during the first six (6) months after occupancy ("Lease Up Period"). "Utility Cost" are defined as the actual unit usage times the actual monthly unit charge to Tenant. Upon request by Landlord Tenant will promptly supply copies of monthly unit charges. Following the Lease Up Period, the Utility Expense Credit shall be (i) based on the actual Utility Cost for the preceding six (6) month period, and (ii) recalculated by Landlord every six (6) months based on the actual Utility Cost for the preceding period. The Utility Expense Credit paid by Landlord shall be reconciled on an annual basis against actual Utility Cost for the applicable period between Landlord and Tenant. In the event that Tenant has been credited less than actual Utility Cost for the corresponding period, Landlord shall forthwith credit the difference against Tenant's monthly installments of Rent. In the event that Tenant has been credited more than actual Utility Cost for the corresponding period, Tenant shall forthwith pay the difference to Landlord. Notwithstanding the above, if any utilities cannot be reasonably metered the cost shall be allocated based on a reasonable amount of usage.

               (ii) The landscaping and parking lot maintenance and repair costs for areas of the Project outside the Premises will not be separately metered or accounted for, and therefore Tenant will charge Landlord on a monthly basis, throughout the Lease Term, Landlord's share of the total landscape and parking lot maintenance, repair and utility expense, and Tenant may offset the amount owed from Rent. Upon request Tenant will promptly provide support for such charges, provided the request is made within two (2) years of when the expense was incurred. Landlord's share of parking lot maintenance and repair costs and of landscaping maintenance and repair costs shall be based on the number of parking spaces to each Building, or percentage shown, on the Premises Site Plan as shown on the Premises Site Plan Exhibit A-1.

          (b) Landlord and Tenant acknowledge that various federal and state initiatives are under way that are expected, over time, to result in deregulation of the electric utility industry so that the historic, vertically-integrated monopoly for generation and delivery of electrical power and services is replaced by market-priced elements of production, capacity, transmission and ancillary services. In order to maximize the benefit of this opportunity, throughout the Lease Term, Tenant shall have the right to acquire its electrical energy or other electrical utility service directly from a third party or parties that has the legal authority to provide such service and, from time to time, to change such third party or parties. Landlord shall cooperate with Tenant in giving effect to this
     Article 6.2 so that Tenant is afforded the unrestricted opportunity to purchase electrical energy and electrical utility service from such third party or parties as Tenant in its sole discretion may choose provided such arrangements will not result in extra costs to Landlord at expiration of the Lease Term.

          (c) Tenant shall be permitted to install solar panels and other energy saving devices at its expense in the Premises in accordance with all applicable building codes and after obtaining approval from governmental authorities.

     6.3 Interruption of Utilities. If the utilities that are required for Tenant's use of the Premises (such as electricity, gas or water) are not available for 120 consecutive hours or more to the extent such unavailability is the result of the negligence or willful misconduct of Landlord, Rent shall be abated for entire time period such utilities are not supplied to the Premises.

     6.4 Landlord Access. Landlord shall be entitled to access to the Premises accompanied by a representative of Tenant upon giving Tenant sufficient notice to allow Tenant to prepare, at its option, for any potential interference. The parties agree that the following will constitute sufficient advance notice: forty-eight (48) hours, except that in the case of an emergency that gives rise to imminent danger to persons or property, Landlord need only give Tenant such notice as is practicable under the circumstances. Access by Landlord shall be strictly in accordance with the security and confidentiality requirements that Tenant may adopt from time to time, including, without limitation, a requirement that persons other than Landlord having access to the Premises shall sign and deliver to Tenant a confidentiality and nondisclosure agreement in form and content acceptable to Tenant. Tenant may object to and Landlord shall prevent access to the Premises by any prospective purchaser or tenant or other visitor whom Landlord intends to bring onto the Premises who is one of Tenant's Competitors as defined in Article 27.21. Landlord's entry shall cause the least interference to Tenant's business reasonably possible. Landlord shall promptly finish any work for which it entered If Landlord's sole negligence or willful misconduct causes damage to Tenant's property, Landlord shall be liable for any such damage.

     During the twelve (12) months preceding expiration of the Lease Term or any Option term, and nine (9) months preceding the surrender of the Contraction Space, Tenant shall, at all reasonable times upon forty-eight (48) hours prior notice, permit Landlord or its agents to enter the Premises to show them to others, and to affix a For Lease sign to any suitable part of the Building or Premises, but in a manner that will not interfere unreasonably with any of the signs or the windows of Tenant.


                                    ARTICLE 7
                                 USE OF PREMISES

     7.1 Purpose. Tenant may use the Premises for any legal purpose not in violation of Article 7.3, including (by way of example but not limitation) (a) offices, (b) demonstration of Tenant's products and services, (c) training, (d) research and development and (e) customer service, or Tenant may allow part or all of the Premises to remain vacant. Landlord shall not take any action that will cause the specific uses delineated in this Article 7.1 to be prohibited or otherwise restricted by any covenant, condition, restriction, easement or other instrument or matter affecting title or use of the Premises or any part thereof.

     7.2 Code Compliance for Tenant's Occupancy. All authorizations and permits that may be required for any use made of the Premises including but not limited to certificates of occupancy and variances (if required) prior to the time
Tenant occupies the Premises for the purposes set forth in Article 7.1 are Tenant's responsibility and cost. Landlord shall assist Tenant to obtain such authorizations and permits, if its assistance is required by the issuing authority or authorities, and Tenant shall reimburse Landlord for any reasonable out of pocket costs incurred while rendering any assistance requested by Tenant. Any special business permits or licenses that may be required of Tenant to conduct its business in the State or locality where the Premises are located are the responsibility of Tenant.

     7.3 Prohibited Activities. Nothing shall be done upon or about the Premises that violates any law, ordinance, regulation or requirement of any public authority having jurisdiction. Tenant will keep the Premises reasonably clean and will not do or keep anything in or upon the Premises that may prevent the obtaining of any insurance on the Premises or that may void any such insurance.

                                    ARTICLE 8
                           PREPARATION OF THE PREMISES

     8.1 Multi-Tenant Costs. Landlord will be responsible for any costs necessary to lease Building 1075 or the Contraction building when surrendered by Tenant, and separate same from the remainder of the Premises.

     8.2 Signage. Tenant is authorized to install and display at its expense signs identifying Tenant by its business name or as otherwise required by Tenant as follows: (i) on the roof or face of any of the buildings located in the Premises, (ii) in the directories of any of the buildings in the Premises, (iii) near the entrances of any of the buildings in the Premises, and/or (iv) on the top position of a monument sign as long as Tenant leases at least three buildings, which shall be located at a location mutually acceptable to the parties. Without limiting Landlord's obligations set forth in Article 27.21, Landlord shall not install or display any signage, or permit any third parties to install or display any signage at the Project. Notwithstanding the above, a tenant of Building 1075 and the Contraction Space may install and display, at no expense to Tenant, signage identifying that tenant by its business name on the exterior of Building 1075 or the Contraction Space, so long as such signage is no higher than the first floor of that building and no larger than any sign of Tenant on the Premises or on Building 1075. All signs shall be installed in compliance with the requirements of applicable laws.

     8.3 Communications Equipment. Tenant shall be entitled to use the roofs of the Buildings that are part of the Premises and any other portion of the Premises, without additional rental or other charge, to install, operate and maintain telecommunication antennas, satellite and/or microwave dishes and antenna and other communications equipment for reception and transmission of electromagnetic signals or otherwise for Tenant use in its business, but not to a non-related entity for rental, royalty, fees, barter or any other consideration. Tenant shall be responsible for the cost of installation, maintenance and removal of such equipment (but in no event shall be responsible for removal of the equipment, wiring or cabling of others, including that of prior tenants). All such use shall be subject to applicable Laws. Tenant shall bear the cost, if any, to remove all such equipment, related infrastructure and to repair damage caused by such removal upon the earlier of termination or expiration of this Lease. Tenant shall not be charged any additional rent or fees by Landlord for installation or operation of such equipment, except for any fees or other charges imposed by Law or a governmental agency.


                                    ARTICLE 9
                               COMPLIANCE WITH LAW

     9.1 Compliance with Law. Tenant shall be solely responsible for compliance with Laws affecting the Premises at its expense, provided, however,

          (a) Tenant shall not remove or destroy then existing telephone, audio, video, data, or TV cables and punchboards (but Tenant may remove its computers and related equipment at its discretion) and Tenant is not required to remove abandoned cable and wiring in the Premises. Landlord assumes legal responsibility for removal of any of said items; and

          (b) If and to the extent compliance with Laws requires a capital expenditure to the Premises as defined by generally accepted accounting principles (not to exceed fifteen (15) years at an interest rate equal to Libor plus 2%), Landlord shall perform and pay for such compliance in the first instance, and Landlord's out of pocket cost thereof shall be amortized on a straight line basis over its useful life (not to exceed fifteen (15) years), and Tenant shall pay the amortized amount in equal monthly installments, prorated for partial months; provided, Tenant shall be responsible to perform such legally mandated changes to the Premises at its cost if such changes are required due to alterations to the Premises made by Tenant.

     9.2 ADA Compliance. Tenant shall be solely responsible at its cost and expense for causing the Premises to comply in all respects with the Americans With Disabilities Act ("ADA") including any change in the interior of the Premises necessitated by reconfiguration of the interior of the Premises by Tenant.

     9.3 Contesting Legal Requirement. Tenant shall have the right to contest at its sole cost any obligations imposed it by this Article and to defer compliance during the duration of such contest. Landlord shall cooperate with Tenant in the contest and shall execute any documents reasonably required in the furtherance of that purpose. Tenant shall not be deemed to be in default (a) until and unless it is determined that Tenant must perform the obligation and it fails to do so by the date upon which all applicable appeal periods have expired, or (b) provided enforcement is stayed pending appeal, until all appeals have been finally decided against Tenant and Tenant fails to comply with the resulting decision. Tenant shall be responsible for any fees or penalties imposed on the Project as a result of Tenant's contest under this
Article 9.


                                   ARTICLE 10
                     ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     10.1 Nonstructural. "Alterations" are any alterations, additions or improvements made to the Premises by a Tenant. "Nonstructural Alterations" are any Alterations to the Premises that do not materially affect structural elements of the Buildings. Tenant may, from time to time, at its own cost and expense and without the consent of Landlord make Nonstructural Alterations that are decorative or cosmetic in nature regardless of cost (e.g., painting, window or wall treatment, carpeting). In addition, Tenant may, from time to time, without consent of Landlord, make other Non-Structural Alterations whose cost in any one instance is One Hundred Thousand and 00/100 Dollars ($100,000.00) or less per Building, provided Tenant first notifies Landlord in writing of any such Nonstructural Alterations. Notwithstanding the foregoing, Tenant may, without the consent of and without notice to Landlord, (i) remove up to 60% of private offices in any building, (ii) install, remove, or move cable/data drops, networks, telephones, door closures, wireless transmission systems and broadband, and (iii) install, remove, or move electrical outlets without the consent of or prior notice to Landlord, but shall notify Landlord following any such installation, removal, or move of electrical outlets. If Tenant desires to make any such other types of Nonstructural Alterations costing more than One Hundred Thousand and 00/100 Dollars ($100,000.00) per Building in any one instance, Tenant must first obtain Landlord's consent thereto, which consent shall not be unreasonably withheld. Landlord's consent shall be deemed given if Landlord does not respond to Tenant's request for such consent within ten (10) days from receipt of such request. Tenant may in its sole discretion either remove or leave the Nonstructural Alterations at the end of the Lease Term; provided, however, for Nonstructural Alterations requiring Landlord's consent, or for structural alterations (Article 10.2 below), if Landlord desires their removal at the end of the Lease Term it shall so inform Tenant at the time consent is given. Tenant on or before the expiration of the Lease shall use its best efforts to provide Landlord with current Auto-Cad files which show Alterations made by Tenant during Lease Term, and if such files are less than 80% accurate or complete Landlord my require Tenant to complete them to at least 80% accuracy.

     10.2 Structural. If Tenant desires to make any structural Alterations to the Premises, Tenant must first obtain the written consent of Landlord which consent will not be unreasonably withheld. Landlord's consent shall be deemed given if Landlord does not respond within fifteen (15) days of receipt of Tenant's request for consent. Notwithstanding anything to the contrary herein contained, Landlord may not withhold or condition its consent to any proposed Alteration to the Premises unless the making or installation of the Alteration
(a) adversely affects a Building's structural integrity, (b) adversely affects a Building's life-safety, mechanical, HVAC, or other critical systems, (c) does not comply with applicable Law, or (d) adversely affects the exterior appearance of a Building in Landlord's opinion, acting reasonably.

     10.3 Contractor; Architect; Consultants. Tenant shall retain the general contractor, architect, engineer and other consultants of its choice with respect to any Alterations that are properly licensed. Tenant shall not be required to use union trades.

     10.4 Compliance with Law. Tenant in making any Alterations shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all Laws and with any direction given by any public officer pursuant to law with respect to such Alterations. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, and other governmental approvals which may be required in connection with the making of the Alterations. Landlord shall cooperate with Tenant in obtaining them and shall execute any documents reasonably required in furtherance of such purpose.

     10.5 Removal of Alterations. At any time during the Lease Term, Tenant may, at its option, remove any Alterations. In the event of such removal, Tenant shall, at its sole cost, repair any damage to the Premises caused by such removal but does not need to restore the Premises to its prior condition.

     10.6 Construction Insurance. Tenant shall procure or cause its contractor to procure and maintain in effect during the construction of Alterations, the insurance coverages specified Article 16.6.

     10.7 No Supervisory Fee or Other Charges. Landlord shall not charge any coordination or supervisory fee with respect to any Alterations and shall not have any obligation to supervise or coordinate the performance of any Alterations.

     10.8 Conduit. Tenant shall continue to be entitled to utilize the existing conduits between the Buildings and shall have the right, with Landlord's reasonable consent, to trench additional conduits to the Premises, subject to Tenant's obligation to repair all damages and obtain all necessary permit approvals.

                                   ARTICLE 11
                  CONDITION, REPAIR AND MAINTENANCE OF PREMISES

     11.1 Tenant's Obligations. Tenant accepts the Premises in an "AS IS" condition and "AS IS" state of repair as of the Commencement Date. Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, upon surrendering Building 1075 or any Contraction Space, upon exercising the early termination right set forth in Article 3.4, or otherwise to surrender the Premises to Landlord in Good Condition and Repair. "Good Condition and Repair" shall mean that the Premises are in the condition that one would expect the Premises to be in, if throughout the Lease Term Tenant keeps the Premises in a clean, safe and tenantable condition comparable to other first class office buildings in the Mountain View, CA area; specifically (i) the interior walls and floors of all office and other interior areas shall be in good condition (but new carpet or paint is not required), (ii) any carpeting is to be cleaned, (iii) all glazing, windows, doors and closures, plate glass must be intact, and (vi) all electrical systems including light fixtures and ballasts, plumbing and HVAC (including temperature control systems) must be in working order. This standard does not require Tenant to keep or return the Premises in "as new" condition, the parties recognizing the normal depreciation of any structure, improvements or system over time.

     11.2 Landlord's Obligations. Landlord shall, at its sole cost and expense, be responsible for maintenance, repair and replacement of exterior walls structures, structural support systems, and all plumbing and other utilities outside each Building within the Project. If the roof of any Building or Buildings should need to be replaced during the Lease Term and the roof warranty has not be voided by the actions of Tenant, Landlord shall at its expense replace the roof and amortize the cost on a straight line basis over the roof's reasonable useful life at an interest rate of Libor plus 2%, and monthly amortized amount shall be added to Rent, prorated for partial months. If Tenant determines that the HVAC system, electrical system, plumbing (within the Buildings), elevator(s) and/or Building exterior or parking lot need to be replaced, Landlord shall perform the work, which shall be paid for as follows: the first $100,000 of the total expense for such items per Building will be paid by Tenant, and the remainder by Landlord. The portion paid by Landlord shall be amortized over the useful life of the items in question on a straight line basis not to exceed fifteen (15) years, at an interest rate equal to Libor plus 2%, and Tenant shall pay the amortized amount on a monthly basis, prorated for partial months.

     11.3 Removal of Tenant's Personal Property. Subject to the provisions of Articles 19.2 and 9.1, Tenant, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property from the Premises, and all such property not removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, and unless Tenant is holding over pursuant to
Article 23, Tenant shall indemnify Landlord against loss or liability resulting from any delay caused by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Landlord hereby assigns to Tenant any warranty or guarantee of which Landlord is the beneficiary and which pertains to any building element or system. Landlord will execute such other instruments as are necessary to effectuate this assignment and will cooperate with Tenant in prosecuting any claim Tenant makes under a warranty or guarantee.


                                   ARTICLE 12
                             DAMAGE AND DESTRUCTION

     12.1 Repair. If (a) all or part of the Premises or buildings are damaged or destroyed, or (b) Tenant's access to any of the Buildings, Premises, parking area or any Common Areas to which Tenant must have access for the continued use and occupancy of the Premises ("Access") is obstructed or hindered, then Landlord shall substantially complete: (i) repair and restoration of the damage and destruction, including, at Landlord's sole cost and expense, all leasehold improvements that were completed at Landlord's cost and expense, and/or (ii) restoration of Access. Landlord shall comply with this obligation to the extent proceeds from insurance coverage are available to pay for the cost of repair and restoration. In the event insurance proceeds are not sufficient, Landlord will complete repair and restoration and amortize the costs not covered by insurance evenly over a ten (10) year period at an interest rate equal to ten-year Treasury Rate plus 2% and such amount shall be added to Rent.

     Landlord in good faith shall estimate the time required to repair the damage and destruction and restore the Premises or all or any part thereof to the condition existing at Commencement Date as that condition may have been changed by improvements paid for or made by Landlord. If Landlord's estimate of the time required for repair exceeds one hundred eighty (180) days, Tenant shall have the right to terminate this Lease with respect to the damage or destroyed part of the Premises with a proportionate reduction in Rent by giving written notice to the Landlord within thirty (30) days after receipt of Landlord's estimate.

     12.2 Lease Termination. If Tenant exercises its termination right under this Article, the Lease shall terminate in whole or in part (but if in part may only be for a complete building or buildings, not portions thereof) effective as of the date of the casualty, and if terminated in part the Lease shall be modified to exclude the damage or destroyed part of the Premises or building and Rent shall be adjusted accordingly as of the date of casualty. Rent shall be payable to the cancellation or contraction date. Landlord will promptly refund to Tenant any prepaid Rent.

     12.3 Delay in Completing Repair. If Landlord does not substantially complete repair and restoration of partial damage or does not restore Access within the estimated repair period pursuant to Article 12.1, unless caused by Force Majeure or delays of 30 days or more in getting building permits, which Landlord shall use its best efforts to promptly obtain, Tenant shall have the right to terminate this Lease with respect to the damage or destroyed part of the Premises with a proportionate reduction in Rent by giving written notice to Landlord within thirty (30) days after expiration of the estimated repair period that Tenant is exercising its right's herein to terminate. Landlord shall receive a day for day extension as a result of Force Majeure or permit delays.

     12.4 Final Year of Term. If the damage or destruction to the Premises or loss of Access occurs during the last year of the Lease Term, either party may terminate this Lease as to the damaged or destroyed part of the Premises by giving written notice to the other party within thirty (30) days after date of damage or destruction, and the Rent and other costs shall be adjusted accordingly; provided Tenant may terminate the entire lease if, in its reasonable business judgment, the remaining portion of the Premises are not suitable for its use, it may terminate the Lease as to the entire Premises by giving Landlord written notice within thirty (30) days after the date of damage or destruction.

     12.5 Abatement. The Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference with Tenant's ability to conduct business in the Premises and the need for Access and essential services. The abatement shall continue from the date the damage occurred until ten (10) Business Days after (a) Landlord completes the repairs and restoration and (b) Landlord gives notice to Tenant that the repairs and restoration are completed. Notwithstanding the foregoing, if Landlord notifies Tenant that it desires to cancel this Lease pursuant to this Article 12 and Tenant, at the time of the damage or destruction or loss of Access, has an unexercised Option, then Tenant shall have the right, notwithstanding any provision of this Lease to the contrary, to exercise such Option by delivering written notice thereof to Landlord within thirty (30) days of Tenant's receipt of Landlord's cancellation notice. If Tenant exercises such Option in accordance with the previous sentence, Landlord's cancellation notice shall be nullified, this Lease shall continue in full force and effect, and the repair and restoration of the Premises shall proceed as required by this Article 12. Notwithstanding anything in the Article 12, Landlord shall have the right to terminate the Lease if sufficient insurance proceeds are not available to complete the repairs and restoration required.


                                   ARTICLE 13
                                  CONDEMNATION

     13.1 Taking. "Taking" means a taking by condemnation or by the exercise of the power of eminent domain by a public or quasi-public authority or entity, whether or not there is a taking of title, or a conveyance in lieu thereof. If there is a Taking of all of the Premises or of the entire parking area serving the Premises, this Lease shall terminate as of the earlier of the date title vests or the date Tenant is dispossessed by the Taking authority.

     If there is a taking of a portion of the Premises not resulting in Lease termination pursuant to this Article 13, this Lease shall be amended to reduce the Rent for that portion of the Premises affected by the Taking as of the earlier of the date title vests or the date Tenant is dispossessed by the Taking authority.

     13.2 Termination for Material Interference. If a Taking of part of the Premises in Tenant's judgment reasonably exercised (a) materially interferes with Tenant's ability to conduct its business in the Premises, or (b) substantially denies or interferes with Tenant's access to the Premises, Tenant shall have the right to terminate this Lease by giving Landlord notice of its election within thirty (30) days after written notice from Landlord of the Taking. The Lease shall terminate on the earlier of the date when title vests, the date Tenant is dispossessed by the Taking authority provided that such termination shall in no event extinguish or diminish Tenant's right under
Article 13.5.

     13.3 Taking of Parking. If only a portion of the parking area serving the Premises is the subject of a Taking, and the Taking reduces the ratio of parking spaces to rentable square feet in the Premises below three (3) unreserved parking spaces per 1,000 rentable square feet ("Parking Ratio"), then Tenant shall have the right to terminate this Lease by giving notice to Landlord within thirty (30) days after written notice from Landlord of the Taking. Landlord may suspend the effectiveness of Tenant's notice by notifying Tenant, within five
(5) days of receiving Tenant's termination notice, that Landlord will restore the Parking Ratio by providing, within thirty (30) days of the vesting of title, substitute parking spaces equal to the number taken within 1,000 yards of the Premises. If Landlord restores the Parking Ratio within the thirty (30) days, Tenant's notice of termination shall be nullified and of no force and effect. If Landlord does not restore the Parking Ratio within the thirty (30) day period, this Lease shall automatically terminate at the expiration of such thirty (30) day period.

     13.4  Abatement.  If this Lease is not  terminated as a result of a Taking:
(a) Rent shall abate, from the earlier of the date title vests in the Taking authority or the date Tenant is dispossessed by the Taking authority, in proportion to the part of the Premises (including but not limited to parking) subject to the Taking and Tenant's Tax Share shall be proportionally reduced; and (b) Landlord, at its sole expense, shall commence the work of repairing and restoring any affected Building to a complete architectural unit and the work of restoring the remainder of the Premises as nearly as possible to its condition existing immediately prior to the Taking and to restore Tenant's access to the Premises or provide comparable access thereto within ninety (90) days after the earlier to occur of title vesting in the Taking authority or the date Tenant is dispossessed by the Taking authority. If Landlord does not complete the work of repair and restoration within the ninety (90) day period, Tenant has the right to terminate this Lease by giving Landlord notice within thirty (30) days after the ninety (90) day period expires, if Landlord does not complete the work within thirty (30) days after receipt of the notice of termination. Tenant's notice shall specify a termination date not more than sixty (60) days from the date of the notice.

     13.5 Taking Award. Within ten (10) days of the effective date of a termination of this Lease or an abatement of Rent under this Article 13, Tenant shall receive a refund from Landlord of all prepaid and unaccrued Rent and other sums paid with respect to the portion of Premises taken. From the award payable on account of the Taking, Tenant shall be entitled to an amount equal to the value of its leasehold interest immediately prior to termination, the value of Tenant's unamortized leasehold improvements made on or after Commencement Date of this Lease, moving expenses, trade fixtures and equipment. Tenant shall make a separate claim for this amount, which Landlord will not duplicate in its claim. Except as expressly provided in this Article 13.5, Tenant shall not be entitled to any award or settlement resulting from a condemnation.

     13.6 Savings Clause. Landlord and Tenant's rights under this Article 13 shall survive termination of the Lease in whole or in part due to a Taking.


                                   ARTICLE 14
           SUBORDINATION, RECOGNITION, ATTORNMENT AND NON-DISTURBANCE

     14.1 Subordination. Tenant is not obligated to subordinate this Lease to the lien of any deed of trust or mortgage of any interest of the Premises or any renewals, modifications or extensions thereof (any of the foregoing, a "Lien Interest"), unless a Subordination, Attornment and Non-Disturbance Agreement ("SAND Agreement") is executed, acknowledged and delivered to Tenant by the holder of the Lien Interest ("Lender"). The SAND Agreement must be in form suitable for recording, must be commercially reasonable and must contain substantially the following provisions:

          (a) Lender consents to and approves this Lease;

          (b) Tenant shall not be named or joined as a party defendant in any suit, action or proceeding for the foreclosure of the Lien Interest or to enforce any rights under the Lien Interest or obligation secured thereby;

          (c) The possession by Tenant of the Premises and the Tenant's rights in the Premises shall not be disturbed, affected or impaired by, nor will the Lease or the Term be terminated or otherwise affected by: (i) any suit, action or proceeding upon the Lien Interest or the obligation secured thereby, or for the foreclosure of the Lien Interest or the enforcement of any rights under the Lien Interest or any other documents held by the Lender, or by any judicial sale or execution or other sale of the Premises, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Lender by any other documents or as a matter of law, or (ii) any default under the Lien Interest or the obligation secured;

          (d) All condemnation awards and insurance proceeds paid or payable with respect to the Premises and received by the Lender shall be applied to the repair and restoration of the Premises or disbursed to Tenant as and to the extent provided in this Lease;

          (e) To the extent that any concessions to be provided to Tenant have not been fully paid or performed by Landlord at the time of any suit, action or proceeding upon the Lien Interest or the obligation secured thereby, or for the foreclosure of the Lien Interest or the enforcement of any rights under the Lien Interest or any other documents held by the Lender, or by any judicial sale or execution or other sale of the Premises, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Lender by any other documents or as a matter of law, Tenant may, to the extent it has incurred, or incurs, costs or expenses attributable thereto, deduct the unpaid amount (or the equivalent value thereof), together with interest thereon accruing at the lesser of the annual rate of twelve percent (12%) or the maximum rate permitted by law, from any Rent next becoming due and payable.

          (f) Lender acknowledges and agrees that all trade fixtures, equipment and personal property owned by Tenant ("Tenant's Property") located or installed in or on the Premises, regardless of the manner of attachment, shall be and remain the property of Tenant and may be removed by Tenant at any time. In no event (including a default under the Lease or Lien Interest) shall Lender have any liens, rights or claims in Tenant's Property, and Lender expressly waives all rights of levy, distraint, or execution with respect to that property;

          (g) If the Lender takes possession of the Premises or starts collecting rent or becomes the owner of the Premises by reason of foreclosure of the Lien Interest or otherwise; or if the Premises shall be sold as a result of any action or proceeding to foreclose the Lien Interest or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the Lender or then owner of the Premises as landlord upon all of the same terms, covenants, and provisions contained in the Lease, and in that event the Lender or new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the Lease Term which terms, covenants and provisions the Lender or new owner agrees to assume and perform;

          (h) Any agreement between Lender and Tenant shall bind and inure to the benefit of and be enforceable by the parties thereto and their respective heirs, personal representatives, successors and assigns;

          (i) Tenant agrees with Lender that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be: (i) liable in money damages for any act or omission of any prior landlord under the Lease except for defaults of the prior landlord that are continuing on the date Lender succeeds to such interest; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord except offsets permitted by Article 20.4 and unless arising from an act or omission mentioned in (i) above; (iii) bound by any Rent that Tenant has prepaid on account of periods after the then current month; or (iv) liable in money damages for any security deposit that Tenant may have paid to any prior landlord, unless such deposit was actually received by Lender in connection with this Lease.

          Tenant shall execute and send to Landlord any such SAND Agreement within fifteen (15) days of receipt if the SAND Agreement contains substantially the provisions set forth above, or within five (5) days after agreement of the parties to the contents of same. Notwithstanding any of the above if the Lender provides a SAND as attached hereto as Exhibit C, Tenant will execute and send to Landlord as required above.

                                   ARTICLE 15
                       LANDLORD'S AND TENANT'S WARRANTIES

          15.1 Landlord's Warranties. To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that:

               (a) Landlord is the owner in fee simple of the Premises;

               (b) Landlord has good and marketable title to the Premises, free and clear of liens, easements, restrictions or encumbrances upon the Premises, except those shown on the Title Report attached hereto as Exhibit D as Permitted Encumbrances;

               (c) Restrictions contained in any leases of other tenants at the Premises, or in any covenants or restrictions or any kind, shall not prohibit, restrict, conflict with or adversely affect Tenant's use and occupancy of the Premises or the intended use of the rights and easements granted to Tenant in this Lease;

               (d) Access to the Premises is by public roadways, and occupants, invitees, agents and guests of the Premises have access to the Premises over the existing roads, paths, walks and drives on the land owned by Landlord or by virtue of common driveways; and

               (e) Landlord has full power and authority to enter into this Lease, and the individual(s) signing this Lease on behalf of Landlord are authorized to do so.

     15.2 Tenant's Warranties. To induce Landlord to execute this Lease, and in addition to the other representations and warranties of Tenant contained in this Lease, Tenant agrees, warrants and represents that:

          (a) Tenant has full power and authority to enter into this Lease, and the individual(s) signing this Lease on behalf of Tenant are authorized to do so, and

          (b) Tenant's environmental indemnity and indemnity for third party claims set forth in Section 37 of the Current Lease shall remain in effect for the Lease Term.


                                   ARTICLE 16
                           INSURANCE; WAIVER OF CLAIM

     16.1 Tenant's Liability Insurance. Throughout the Lease Term of the Lease, Tenant, at Tenant's expense including any deductibles, shall purchase and keep in force during the Lease Term a Commercial General Liability Policy with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) for each occurrence covering bodily injury to persons, including death, and damage to property. Such insurance shall be with Tenant's liability insurer so long as Tenant is Microsoft Corporation; otherwise such insurance shall be with responsible insurers acceptable to Landlord with a Best Rating of A as a minimum (whose acceptance shall not be unreasonably withheld or delayed). Such insurance shall provide coverage for Tenant's use, condition and occupation of Premises and Project and operations, independent contractors, and to the extent of Tenant's insurable contractual liability assumed in Article 17.1. Tenant shall cause its Commercial General Liability insurer to name Landlord and any other parties with an insurable interest as an additional insured under such insurance. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Landlord and others as additional insured shall be primary to and not contributory with insurance maintained by Landlord, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Landlord prior to the Commencement Date or Effective date of this Lease, and shall be kept current throughout the Lease Term. Such certificate shall reflect the status of Landlord and any other parties with an insurable interest as additional insured, and shall provide for at least thirty (30) days advance notice to Landlord in the event of cancellation. At Tenant's option, Tenant may undertake to maintain deductibles under its Commercial General Liability insurance policy and may elect to self-insure with respect to some or all of the liability insurance obligation set forth above. Any undertaking by Tenant to assume deductibles or self-insure with respect to some or all of its Commercial General Liability insurance shall not serve to adversely affect Landlord, and Landlord shall be protected against loss or damage in the same manner as if Tenant had obtained separate Commercial General Liability insurance as provided herein.

     16.2 Tenant's Property Insurance. Throughout the Lease Term, Tenant, at Tenant's expense including any deductibles, shall maintain Special Form property insurance insuring the Premises against the perils of fire, earthquake (DIC coverage), extended coverage, vandalism, malicious mischief, special extended coverage (All Risk), boiler and machinery coverage and sprinkler leakage with an endorsement to cover the cost of law mandated changes to the Premises in connection with restoration after a casualty. Such insurance shall provide coverage for all personal property and trade fixtures in which Tenant holds an interest if Tenant has advised Landlord of the specific amount that is allocated to Tenant's property and the total amount including the Tenant's property is equal to the full replacement value of the property, including any code upgrade coverage. All proceeds of such insurance shall be payable to Landlord until full replacement of Premises has been paid and then the portion specifically designated for Tenant's property shall be paid to Tenant. Unless Tenant or Landlord elect to terminate the Lease as permitted herein all proceeds of insurance to be used by Landlord to repair or replace the damaged portion of the Premises on the same land to the extent required under this Lease. At Tenant's option, Tenant may undertake to maintain deductibles under its property insurance policy and may elect to self-insure some or all of its property insurance. Any undertaking by Tenant to assume deductibles or self-insure with respect to some or all of its property insurance shall not serve to adversely affect Landlord, and Landlord shall be protected against loss or damage to Premises in the same manner as if Tenant had obtained separate property insurance as provided herein. Tenant shall obtain, at Tenant's sole cost and expense, a separate policy or a specific endorsement as stated above showing the amount of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement, earthquake
(DIC) that is specifically insuring the personal property of Tenant. The proceeds specifically allocated to Tenant's personal property damage policy shall be payable to Tenant as provided above.

     16.3 Landlord's Liability Insurance. Landlord, at Tenant's expense, shall purchase and keep in force during the Lease Term a Commercial General Liability Policy with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) each occurrence covering bodily injury to persons, including death, and damage to property as a result of the negligence and willful misconduct of Landlord or it's agents. Such insurance shall be with responsible insurers with a financial rating of a minimum of A and shall provide coverage for Landlord's premises and operations, independent contractors, and contractual liability assumed in Article 17. Landlord shall cause its Commercial General Liability insurer to name Tenant as an additional insured under such insurance to the extent of Landlord's insurable contractual liability assumed in Article
17. Unless a the result of the negligence and willful misconduct of Landlord, the insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Tenant as additional insured shall not be contributory with insurance maintained by Tenant and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Tenant prior to Tenant's occupancy of the Premises, and shall be kept current throughout the Lease Term. Such certificate shall reflect the status of Tenant as additional insured, and shall provide for fifteen (15) days advance notice to Tenant in the event of cancellation.

     16.4 Landlord's Property Insurance. At all times during the Lease Term of the Lease, with respect to any of the buildings (or any part thereof) not then under the Premises (collectively, "Landlord Insured Property"), Landlord shall maintain a property insurance policy with responsible insurers covering the Landlord Insured Property consistent with the form of coverage carried by the Landlord on other like kind properties owned by the Landlord. To the extent that Tenant expands into a building insured by Landlord, Tenant will be responsible to immediately pay the amount of the cancellation penalty to Landlord upon delivering the notification to Landlord to cancel the in place property insurance policy.

     16.5 Waiver of Recovery and Subrogation. Landlord and Tenant release and relieve the other from any liability it might otherwise have and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises or the Project to the extent that the loss or damage either (a) is actually covered by the injured party's - insurance, or (b) would have been covered by the insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies regardless of the cause or origin of the claim including without limitation loss due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, invitees, Tenant's assignees or Tenant's subtenants. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. For purposes of this Article 16.5, the term "Tenant" and "Landlord" shall include any subsidiary and any assignee or subtenant.

     16.6 Construction Insurance. During any construction on the Premises, any party who is performing work under this Lease or its general contractor shall procure and maintain in effect the following insurance coverages with an insurance company or companies authorized to do business in the State where the Premises are located:

          (a) Workmen's Compensation - Statutory Limits for the State in which the work is to be performed, together with "ALL STATES," "VOLUNTARY COMPENSATION" and "FOREIGN COMPENSATION" coverage endorsements;

          (b) Employer's Liability Insurance with a limit of not less than One Million and 00/100 Dollars ($1,000,000.00);

          (c) Commercial General Liability - at least Two Million and 00/100 Dollars ($2,000,000.00) Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability naming Landlord and Tenant as additional insured. Coverage must be primary and non-contributing and include the following: (i) Premises - Operations, (ii) Elevators and Hoists, (iii)Independent Contractor, (iv) Contractual Liability assumed under the construction contract, (v) Completed Operations - Products, and
     (vi) Explosion, Underground and Collapse (XUC) Coverage;

          (d) Automobile Liability - Including Owned, Hired and Non-owned licensed vehicles used in connection with performance of the construction work of at least: One Million and 00/100 Dollars ($1,000,000.00) each person Bodily Injury Three Million and 00/100 Dollars ($3,000,000.00) each occurrence Bodily Injury Five Hundred Thousand and 00/100 Dollars ($500,000.00) each occurrence Property Damage. Coverage must include the following: (i) Owned vehicles, (ii) Leased vehicles, (iii) Hired vehicles,
     (iv) Non-owned vehicles;

          (e) Procure or cause contractor to procure and maintain installation floater insurance to protect against the risk of physical damage until acceptance of the construction work;

          (f) Furnish Tenant and Landlord, as the case may be, with certificates of insurance naming Tenant and Landlord as additional insured and evidencing such coverage prior to the commencement of the construction work. All insurance shall be carried in companies reasonably acceptable to the other party;

          (g) The following statement shall appear in each certificate of insurance provided Tenant by Landlord hereunder:

          "It  is  agreed  that  in  the  event  of  any  material   change  in,
     cancellation or non-renewal of this policy, the insurance company shall endeavor to give thirty (30) days prior notice to";

          (h) During construction of any work by Landlord or Tenant on the Premises, the constructing party shall give prompt notice to other party of all losses, damages, or injuries to any person or to property or third parties. The constructing party shall promptly report to other party all such claims of which the constructing party has notice, whether related to matters insured or uninsured. No settlement or payment for any claim for loss, injury or damage or other matter as to which other party may have an obligation for any payment or reimbursement, shall be made by the constructing party without the written approval of other party;

          (i) The carrying of any of the insurance required hereunder shall not be interpreted as relieving the insuring party of any responsibility to the other party, and the other party does not waive any rights that it may have against the insuring party and/or its representatives for any expense and damage to persons and property (tangible and intangible) from any cause whatsoever with respect to the insuring party's work;

          (j) Landlord and Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Article; and

          (k) The contract for construction shall include an indemnification substantially similar to the text of Article 17.1 by the contractor for the benefit of Landlord and Tenant.

     16.7 Loss of Rents Insurance. Tenant shall, at Tenant's sole cost and expense, purchase and maintain in full force and effect a policy of rental loss insurance, in an amount equal to the amount of Rent, Amortized Rent and Additional Rent, commencing on the date of loss for the next ensuing one (1) year, with proceeds payable to Landlord ("Loss of Rents Insurance"). At Tenant's option, Tenant may undertake to maintain deductibles under its property insurance policy and may elect to self-insure some or all of the Loss of Rents Insurance. Any undertaking by Tenant to assume deductibles or self-insure with respect to some or all of the Loss of Rents Insurance shall not serve to adversely affect Landlord, and Landlord shall be protected against loss of rents in the same manner as if Tenant had obtained separate insurance as provided herein.

                                   ARTICLE 17
                                 INDEMNIFICATION

     17.1 Tenant. Subject to the waiver of recovery and subrogation in Article 16.5, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all obligations, losses, costs, expenses, demands, attorney's fees, investigation costs, claims, suits, actions, or liabilities if and to the extent they arise out of; (i) the use, condition or occupancy of the Premises or Project by Tenant, (ii) any acts or omissions to act by Tenant or Tenants Agent's including any violations of Hazardous Materials Laws by Tenant or Tenant's Agents in, about or on the Premises, and (iii) personal injury, death or for loss or damage to property to the extent caused by Tenant's negligence or willful misconduct in or on the Premises.

     This indemnity does not apply: (x) to claims, suits, actions or liabilities to the extent they are caused by the negligent acts or willful misconduct of Landlord, its agents, employees, contractors or invitees; or to the obligations covered by the Hazardous Materials indemnity in Article 26.2.

     Tenant shall assume the defense of any claim subject to this indemnity. Landlord agrees to cooperate fully with Tenant and Tenant's counsel in any matter where Tenant elects to defend, provided Tenant promptly reimburses Landlord for reasonable out of pocket costs and expenses incurred in connection with its duty to cooperate.

     The foregoing indemnity is conditioned upon Landlord providing prompt written notice to Tenant of any claim or occurrence that Landlord is directly aware of that is likely to give rise to a claim, suit, action or liability falling within the scope of the foregoing indemnity, along with any details available that will enable Tenant to make a reasonable investigation of the claim.

     17.2 Landlord. Subject to the waiver of recovery and subrogation in Article 16.5, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all obligations, losses, costs, expenses, demands, attorneys' fees, investigation costs, claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property to the extent arising from: (i) the negligence or willful misconduct of Landlord, its employees, agents or contractors or (ii) obligations covered by the Hazardous Materials indemnity in
Article 26.2.

     The foregoing indemnity is conditioned upon Tenant providing prompt written notice to Landlord of any claim or occurrence that is likely to give rise to a claim, suit, action or liability falling within the scope of the foregoing indemnity, along with sufficient details that will enable Landlord to make a reasonable investigation of the claim.

     17.3 Survival. The provisions of Articles 17.1 and 17.2 shall survive the termination of the Lease.


                                   ARTICLE 18
                           ASSIGNMENT AND SUBLETTING

     18.1 Assignment Without Consent. Without Landlord's consent:

          (a) This Lease may be assigned in part or whole (whether by operation of law or otherwise) or all or any part of the Premises may be sublet at any time: (i) to a subsidiary of Tenant, to the entity with which or into which Tenant may merge, whether or not Tenant is the survivor of such merger, to any affiliate of Tenant, to an entity that is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease) (any of the foregoing, a "Tenant Affiliate"); or (ii) to the purchaser of substantially all of the assets of the operating division of Tenant using the Premises; and

          (b) One or more parts of the Premises may be used or occupied by a party or parties in connection with the transaction of business with Tenant, an entity that controls, is controlled by or is under common control with Tenant (or a valid assignee of Tenant), Tenant Affiliate, or any of their employees.

          For purposes of this Lease, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

     18.2 Assignment With Consent. Except as otherwise provided in Article 18.1, Tenant may only assign this Lease in part or whole or sublet all or any part of the Premises if Tenant first obtains Landlord's consent to the proposed assignee or subtenant in writing. Landlord's consent shall not be unreasonably withheld. Landlord shall be deemed to have consented if Landlord does not respond to Tenant's request within fifteen (15) days after delivery of Tenant's request for consent to Landlord. In the case of any modification of this Lease made by Landlord after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then (a) Tenant named in this Lease and each respective assignor or transferor shall not be liable under or bound by such increase, enlargement or reduction, and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee. Landlord approval of any sublet or assignment shall be on the form attached as Exhibit E.

     Landlord's consent or refusal of consent shall be in writing and, if Landlord refuses consent, the reasons for refusal shall be stated with particularity. Landlord's consent to an assignment or sublease shall be accompanied by a statement addressed to Tenant and the assignee or subtenant, upon which statement Tenant and the assignee or subtenant may conclusively rely, stating that Tenant is not in default under the Lease (or setting forth in what respects Tenant is in default), that this Lease has not been amended or modified (or setting forth such amendments or modifications), the expiration date of this Lease, and the date to which Rent has been paid. In no event shall Tenant be prohibited from assigning this Lease in part or in whole or sublet all or any part of the Premises on the grounds that the proposed assignee or subtenant is a prospective tenant of any of the five Buildings currently comprising the Premises.

     18.3 Effect of Transfer. Landlord agrees, upon request by Tenant, (a) to amend the notice address for Tenant to add the transferee, and (b) to deliver to Tenant or its successor concurrently with the delivery thereof to such transferee, copies of any notices of default delivered pursuant to the terms of this Lease. Additionally, if requested of Landlord pursuant to an assignment or sublease, the transferee shall have the right to cure any default under this Lease within the applicable cure period provided for Tenant in this Lease. If the assignment or sublease permits Tenant to recover possession of the Premises from the transferee and again take possession of the Premises as Tenant, Landlord agrees to again recognize Tenant as the "Tenant" under this Lease. An assignee or subtenant shall have the right to further assign or sublease, subject to the terms and conditions of this Article 18.

     18.4 Excess Rent. If the rental rate agreed upon between Tenant and a subtenant pursuant to Articles 18.1 or 18.2 is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, then fifty percent (50%) of such excess rent shall be considered Additional Rent owed by Tenant to Landlord less third party brokerage commissions, rent abatement, out of pocket marketing costs, tenant improvement costs, out of pocket attorneys' fees, and other out of pocket costs reasonably incurred by Tenant for such subletting, and shall be paid by Tenant to Landlord in the same manner that Tenant pays Additional Rent. Notwithstanding the foregoing, Tenant may convey, in connection with an assignment or subletting, but pursuant to a separate legally binding agreement, the Tenant's assets, business and trade fixtures, inventory, equipment or furniture or other Tenant's Property to the extent paid for by Tenant, and Tenant shall be entitled to retain any and all consideration received in connection with such conveyance.

     18.5 Tenant Lease Obligations. Notwithstanding any other provisions of this
Article 18. Tenant shall remain primarily liable for all obligations, payments, and liabilities under Lease during any sublease or assignment described in this
Article 18, provided Tenant's notice and cure rights in the event of a default remain in effect notwithstanding an assignment or sublease.


                                   ARTICLE 19
                               TENANT'S PROPERTY

     19.1 Removal of Tenant's Property During Lease Term. Tenant's trade fixtures and personal property (collectively called "Tenant's Property"), however installed or located on the Premises, shall be and remain the property of Tenant and may be removed at any time and from time to time during the Lease Term provided any damage to Premises is repaired and except as otherwise provided in Article 19.2 below.

     19.2 Removal of Tenant's Property at End of Lease Term; Surrender Obligations. Upon the expiration or termination of this Lease, and consistent with Articles 9.1 and 10.5, Tenant may, but is not required to, remove improvements performed by or on behalf of Tenant and all of Tenant's Property from the Premises. Notwithstanding the foregoing or anything to the contrary herein contained, Tenant, upon surrendering any building, or upon the expiration or termination of this Lease, shall not remove, damage or destroy existing telephone, audio, video, data, or TV cables racks and punchboards; provided that Tenant may remove its computers, related equipment and other Tenant's Property at its discretion. Tenant's failure to remove its property prior to the expiration or termination of the Lease shall not constitute a Holding Over as defined in Article 23 of this Lease, but shall not relieve Tenant of any liability therefore pursuant to Article 20, Default. Notwithstanding anything to the contrary herein contained, Tenant shall have no obligation to restore the Premises, but has the repair and maintenance obligation as provided in Article
11.1 upon expiration or termination of this Lease, upon surrendering Building 1075 or any Contraction Space, upon exercising the early termination right set forth in Article 3.4, or otherwise.

     19.3 No Lien. In no event (including a Tenant Default under this Lease) shall Landlord have any lien or other security interest in any of Tenant's Property located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising.


                                   ARTICLE 20
                                     DEFAULT

     20.1 Tenant's Default. Each of the following constitutes a default by Tenant ("Tenant Default"):

          (a) If Tenant  fails to pay Rent as required by this Lease within five
     (5) days after receipt of written notice thereof from Landlord to Tenant or the failure to make any other payments due under this Lease where such failure continues for a period of ten (10) days after receipt of written notice thereof from Landlord to Tenant;

          (b) If Tenant fails to perform or observe any other obligation of Tenant under this Lease within thirty (30) days after receipt of written notice from Landlord setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions (or if the breach requires longer than thirty (30) days to cure, Tenant fails to start curing within thirty (30) days after receipt of written notice and to prosecute the cure to completion with due diligence);

          (c) If Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Tenant or of all or a substantial part of its assets, or of the Premises, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (d) If a court enters an order, judgment or decree approving a petition filed against Tenant seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains unvacated or unstayed for sixty (60) days.

     20.2 Landlord's Remedies.

          (a) If a Tenant Default occurs, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Tenant hereunder, by giving written notice of such intention to terminate. In the event that Landlord terminates this Lease due to a Tenant Default, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid Base Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of unpaid Base Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Base Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i), (ii) and (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (b) If a Tenant Default occurs, Landlord shall also have the right to maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of the Landlord's rights and remedies under this Lease and under Section 1951.4 of the California Civil Code, or any successor statute, including the right to recover the rent as it becomes due hereunder. Acts of maintenance or preservation or efforts to relet the Premises or appointment of a receiver upon initiative of Landlord to protect Landlord's interest under the Lease shall not constitute a termination of Tenant's right to possession.

          (c) In the event of re-entry or taking possession of the Premises, Landlord shall have the right but not the obligation to remove all or any part of the trade fixtures, furnishings, equipment and personal property located in the Premises and to place the same in storage in a public warehouse at the expense of and risk to Tenant, and to sell such property in accordance with applicable law.

          (d) Landlord shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make reasonably necessary repairs or alterations. If Landlord relets for a period longer than the Lease Term, then any special concessions given to the new tenant shall be allocated throughout the entire reletting term so that Tenant is charged only with the proportion of the concessions allocated to the remainder of the Lease Term. All sums collected from reletting shall be applied first to Landlord's expenses of reletting, and then to the payment of amounts due from Tenant to Landlord under this Lease.

     20.3 Landlord's Default. Each of the following constitutes a default by Landlord "Landlord's Default"):

          (a) Landlord's failure to make any payment required to be made by Landlord under this Lease, as and when due, where such failure continues for a period of ten (10) days after receipt of written notice thereof from Tenant to Landlord;

          (b) Landlord's failure to perform or observe any of its obligations under this Lease made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Landlord's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion.

     20.4 Tenant's Remedies. If a Landlord Default occurs, Tenant may, without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law, at any time thereafter do any of the following:

          (a) Cure the Landlord Default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse such amount (plus interest accruing at the lesser of the annual rate of twelve percent (12%) or the maximum rate permitted by law until paid) to Tenant on demand. If Landlord fails to reimburse Tenant on demand for any sum it otherwise owes Tenant under this Lease, the amount may be deducted by Tenant from the next or any succeeding payments of Base Rent. If Tenant wrongly invokes this right, Landlord's sole relief shall be the payment by Tenant of all installments of rent withheld by it, plus interest at the annual rate of twelve percent (12%) or the maximum rate permitted by law accruing from the date the withheld rent was due.

          (b) Abate Rent for the portion(s) of the Premises rendered unusable for Tenant's purposes.

          (c) Terminate this Lease if Tenant's use and occupancy of the Premises or a material portion thereof are interfered with, prevented or made dangerous.

          (d) If the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code and the election of Tenant to remain in possession of the Premises in a bankruptcy or insolvency proceeding involving Landlord as the debtor, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rent next due and owing under this Lease
     (i) any and all damages that it demonstrates to the Bankruptcy Court were caused by nonperformance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (ii) any and all damages caused by the nonperformance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

     20.5 No Cure Period. The cure periods in Articles 20.1(b) and 20.3 do not apply to failure to maintain the insurance required by this Lease. If either party fails to maintain the insurance required of that party under the Lease, then the other may immediately obtain such insurance and the defaulting party shall on demand pay the non-defaulting party the cost of such insurance.

     20.6 Self-Help. For purposes of this Article, a Tenant Default or Landlord Default is generally referred to as a "Defaults". If there is a Default by a party, the other party may, without being obligated to do so and without waiving the Default, cure the Default. The defaulting party shall pay the nondefaulting party on demand all costs, expenses and disbursements incurred by the nondefaulting party to cure the Default.

     20.7 Survival. The remedies permitted in this Article, Landlord's or Tenant's obligation to mitigate damages and the indemnities in Articles 15, 17 and 26 shall survive termination or expiration of this Lease.


                                   ARTICLE 21
                                     NOTICES

     All notices, demands or requests which may or are required to be given by one party to the other under this Lease shall be given in writing and delivered personally or sent by United States Certified Mail, postage prepaid, return receipt requested, or nationally recognized overnight air carrier, and addressed to the Landlord's Address or Tenant's Address, as the case may be.
Correspondence to Tenant also shall be addressed to Tenant's Address. Any correspondence or notice to Tenant sent to Tenant at the Premises, or any location other than as designated in this Article 21, shall be null and void and of no force and effect. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either party may change its address upon notice given to the other. Tenant shall also give default notices to Landlord's Lender after receiving notice form Landlord of the Lender's name and address.

                                   ARTICLE 22
                                 QUIET ENJOYMENT

     Landlord warrants and agrees that, so long as this Lease has not been terminated as a result of a Tenant Default, Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by Landlord or anyone claiming by or through Landlord.


                                   ARTICLE 23
                                  HOLDING OVER

     Any holding over after the end of the Lease Term requires Landlord's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Landlord may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Tenant shall pay to Landlord monthly base rent equal to 125% of the monthly base rent installment due in the last month of the Lease Term and all other Additional Rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Tenant without written approval of Landlord shall subject Tenant to the liabilities and obligations provided for in this Lease and by law. Tenant shall indemnify and hold Landlord harmless against any loss or liability resulting from any delay caused by Tenant in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding tenant or by Landlord. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.


                                   ARTICLE 24
                               MEMORANDUM OF LEASE

     This Lease shall not be recorded except as permitted in this Article. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term (including any options to extend), the Commencement Date, any rights of first offer or refusal, contraction, termination, or expansion rights held by Tenant, other information the parties agree to include, and such other information as necessary to satisfy the notice of lease statute of the State where the Premises are located. Both parties agree that the form attached as Exhibit B may be recorded at the request of either party.


                                   ARTICLE 25
                              ESTOPPEL CERTIFICATES

     Upon request of either party at any time and from time to time, Landlord and Tenant shall execute and deliver to the other, within fifteen (15) business days after receipt of the request, a written instrument, duly executed: (a) certifying that this Lease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Lease is in full force and effect as modified or amended, and stating the modifications or amendments; (b) specifying the date to which the Rent has been paid; (c) stating whether to the best knowledge of the party executing the instrument, the other party is in default and, if so, stating the nature of the default; and (d) stating the Commencement Date and whether any option to extend the Lease Term has been exercised; and such other statements that may be reasonably requested by Landlord or Tenant. Notwithstanding the above Tenant will execute and deliver to Landlord as required above the Estoppel form attached as Exhibit F.


                                   ARTICLE 26
                            ENVIRONMENTAL PROVISIONS

     26.1 Definitions. As used in this Lease, the following terms shall have the following meaning:

          (a) The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water," "hazardous material," "extremely hazardous waste," "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law),
     (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 20l, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20,
     (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a

     "hazardous waste," pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.

          (b) The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

          (c)  The  term  "Landlord's  Agents"  shall  mean  Landlord's  agents,
     representatives,   employees,   contractors,   subcontractors,   directors,
     officers, partners, relatives of employees and invitees.

          (d)  The  term   "Tenant's   Agents"  shall  mean   Tenant's   agents,
     representatives,   employees,   contractors,   subcontractors,   directors,
     officers, partners, relatives of employees and invitees.

     26.2 Landlord's Representations and Obligations to Indemnify.

          (a) Landlord hereby represents and warrants to the best of Landlord's knowledge that the Premises are, as of the Execution Date, in compliance with all Hazardous Material Laws, except for the possible ground water contamination identified in attached Exhibit G (April 3, 2001 final clearance from Santa Clara Water District).

          (b) Landlord will give Tenant prompt notice of (i) any governmental proceeding or inquiry concerning Hazardous Materials on, in or under the Premises or Project; (ii) claims made or threatened by third parties against Landlord or the Premises relating to loss or injury due to Hazardous Materials, and (iii) Landlord's discovery of any condition that may adversely affect Tenant's use of the Premises.

          (c) Landlord, at its sole cost and expense, shall protect, indemnify, defend and hold harmless Tenant and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs, including on appeal) directly or indirectly arising out of or attributable to the use, generation, presence, release or discharge of Hazardous Materials on, under or from the Premises or Project, (i) caused by Landlord or Landlord's Agents, or (ii) existing prior to July 25, 1998 and not caused by Tenant or Tenant's Agents. The cost and expenses indemnified against include, but are not limited to the following:

               (i) Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

               (ii) Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

               (iii)   The  cost  of  any   repair,   clean-up,   treatment   or
          detoxification of the Premises or Project necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises or Project, and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court cost and litigation expenses).

          (d) Landlord shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises or Project by Hazardous Materials arising from or caused by Landlord or Landlord's Agents as provided in 26.2.

     26.3 Tenant's Obligation to Indemnify. Tenant, at its sole cost and expense, shall protect, indemnify, defend and hold Landlord and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns harmless from and against any loss, damage, cost, expense or liability (including reasonably attorneys' fees and costs, including on appeal) directly or indirectly arising out of or attributable to the use, generation, presence, release or discharge of Hazardous Materials on, under or from the Premises or Project, caused by the events described in subparagraphs a., b. and c. below:

          (a) Tenant's or Tenant's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises or Project; or

          (b) Tenant's or Tenant's Agents failure to comply with Hazardous Material laws; or

          (c) Any release of Hazardous Material to, in, on, under, about, from or onto the Premises or Project caused by Tenant or Tenant's Agents or to, in, on, under, about, from or onto the Premises occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Tenant or Tenant's Agents.

          The cost and expenses indemnified against include, but are not limited to the following:

               (i) Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

               (ii) Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

               (iii)   The  cost  of  any   repair,   clean-up,   treatment   or
          detoxification of the Premises or Project necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises or Project, and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court cost and litigation expenses).

     26.4 Tenant's Obligation to Remediate Contamination. Tenant shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises or Project by Hazardous Materials arising from or caused by Tenant or Tenant's Agents as provided in 26.3.

     26.5 Obligation to Notify. Landlord and Tenant shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises or Project and (ii) any contamination of the Premises or Project by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

     26.6 Survival. The obligations of the parties under this Article 26 shall survive the Lease Term or earlier termination of this Lease.

     26.7 Certification and Closure. On or before the end of the Lease Term or earlier termination of this Lease, at Landlord's request, Tenant shall deliver to Landlord a certification executed by Tenant stating that, to the best of Tenant's knowledge, there exists no violation of Hazardous Material Laws resulting from Tenant's use of the Premises or Project. If pursuant to local ordinance, state or federal law, Tenant is required, at the expiration of the Lease Term, to submit a closure plan for the Premises or Project to a local, state or federal agency, then Tenant shall furnish to Landlord a copy of such plan.

     26.8 Prior Hazardous Materials. Tenant shall have no obligation to clean up or to hold Landlord harmless with respect to, any Hazardous Material or wastes discovered on the Premises or Project which were not introduced into, in, on, about, from or under the Premises or Project during the Lease Term or ground water contamination from other parcels where the source is from off the Premises or Project not arising from or caused by Tenant or Tenant's Agents.


                                   ARTICLE 27
                              ADDITIONAL PROVISIONS

     27.1 Removal of Liens. If Landlord or Tenant is doing, or is having done, any work in the Premises or Project and liens are placed against the Premises or Project by any person or entity engaged in providing work, services, or materials for or to such work, the contracting party has the sole and exclusive obligation to take whatever steps may be appropriate and necessary, at its sole cost and expense, to discharge, bond or otherwise remove the liens within thirty
(30) days after Landlord notifies Tenant of the existence of the lien. If Tenant does not timely pay, remove or bond over the lien, Landlord may satisfy the lien and the sum paid by Landlord shall constitute Additional Rent due and payable on demand from Tenant.

     27.2 Brokers. Landlord warrants to Tenant that no broker(s) have been retained in connection with this Lease on behalf of Landlord. Tenant warrants to Landlord that the only broker(s) that have been retained in connection with this Lease on behalf of Tenant is Jones Lang LaSalle Americas, Inc. ("Tenant's Broker"). Landlord covenants and agrees that it shall pay all commissions, fees and amounts owing to Tenant's Broker in connection with this Lease as agreed to in the Commission Agreement entered into by and between Landlord and Tenant's Broker dated September 17, 2004. Landlord shall indemnify and defend Tenant against the claims of any other broker arising from Landlord's acts. Tenant shall indemnify and defend Landlord against the claims of any other broker arising from Tenant's acts. Tenant shall be responsible for any commissions or fees payable to any broker retained by Tenant in connection with Articles 1.1
(r), 3.3, 3.6 and 3.7 (although Landlord acknowledges it may owe Tenant's broker commissions in connection with leasing space within the Project pursuant to the September 17, 2004 agreement referred to above), and shall indemnity and defend Landlord against the claims of such broker arising through Tenant. Landlord shall be solely responsible for any commissions or fees payable to any broker retained by Landlord in connection with Articles 1.1(r), 3.3, 3.6 and 3.7 and shall defend Tenant against the claims of such broker arising through Landlord.

     27.3 Successors. This Lease shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its successors and assigns.

     27.4 Severability. If any provision of this Lease is determined to be invalid or unenforceable, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

     27.5 Integration. This instrument contains the entire integrated agreement between the parties as to the Premises, and supersedes any oral statements or representations or prior written matter not contained in this instrument. This Lease shall not be modified except by a written document signed by both parties.

     27.6 Governing Law. This Lease shall be governed by and construed and enforced in accordance with the laws of the State where the Premises are located. Any actions or proceeding related to this Lease shall be brought in the appropriate court in Santa Clara County, California.

     27.7 No Waiver. Failure of either party to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not constitute a waiver of any rights under this Lease except as expressly provided in this Lease. No waiver by either party of any breach of any provisions of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action of any party requires the consent or approval of the other, consent or approval given on one occasion shall not be deemed a consent to or approval of that action on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

     27.8 Construction. Captions are solely for the convenience of the parties and are not a part of this Lease. This Lease shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it.

     27.9 Time. Time is of the essence of every provision of this Lease.

     27.10 Cumulative Remedies. The rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

     27.11 Protest. If a dispute arises with respect to the performance of any obligation including an obligation to pay money, the party against which the obligation is asserted shall have the right to perform the obligation under protest. Performance of an obligation under protest shall not be regarded as voluntary performance. A party that has performed under protest shall have the right to institute a lawsuit to recover any amount paid or the reasonable cost of otherwise complying with the disputed obligation.

     27.12 Execution; Binding Effect. This Lease shall not be effective or binding on the parties until it has been signed by both Landlord and Tenant.

     27.13 Authority. Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of Landlord, written authority to sign on behalf of Landlord in favor of the agent or third party shall be provided to Tenant either prior to or simultaneously with the return to Tenant of a fully executed copy of this Lease.

     27.14 Certificate of Commencement Date. If the Lease Term does not commence on the date set forth in Article 1, Landlord shall prepare, execute, and deliver to Tenant for execution within thirty (30) days of commencement of the initial Lease Term a certificate setting forth the commencement and expiration dates of the Lease Term.

     27.15 Force Majeure. Performance by Landlord or Tenant of their obligations under this Lease shall be extended by the period of delay caused by Force Majeure (including, without limitation, Tenant's obligations herein to supply electricity to Building 1075), provided, however, that either parties obligations That are of an emergency nature shall be done as soon as possible by the responsibility party. "Force Majeure" is war, natural catastrophe, strikes, walkouts or other labor disturbance, order of any government, court or regulatory body having jurisdiction, shortages, blockade, embargo, riot, civil disorder, or any similar cause beyond the reasonable control of the party who is obligated to render performance (but excluding financial inability to perform, however caused).

     27.16 Attorneys' Fees. If legal proceedings are initiated to enforce any term of this Lease, to recover any Rent due under this Lease, for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable out of pocket attorneys' fees and costs to be fixed by the court.

     27.17 Confidentiality. Landlord and Tenant agree that the terms and conditions of this Lease and details regarding its negotiation are and shall remain confidential between Landlord and Tenant. Neither party shall distribute, copy or otherwise submit, orally or in writing, this Lease or any summary thereof, to any other person or entity, except a prospective purchaser or lender, prospective or actual subtenants, assignees and their successors in interest, auditors, arbitrators, appraisers, and to those to whom certain information is contemplated to be given in the arbitration provisions of this Lease, but limited as provided therein. In addition, Landlord shall make no announcements regarding Tenant's proposed or actual occupancy of the Premises without Tenant's prior written consent, which Tenant may withhold in its sole discretion. In addition, all information learned by or disclosed to Landlord with respect to Tenant's business, or information disclosed or discovered during an entry by Landlord into the Premises, shall be kept strictly confidential by Landlord, Landlord's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Landlord's confidential internal purposes) or disclosed to others by Landlord, or Landlord's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Tenant, which Tenant may withhold in its sole and absolute discretion. Notwithstanding the above, Tenant's consent is not required for disclosures that Landlord is required by Law to make including, but not limited to; (i) filing the Lease with the SEC, and (ii) discuss basic terms of Lease in its public filing and with its public investors in meetings and conference calls but only to the extent required by law.

     27.18 Reasonableness. In determining the reasonableness of the decision made, action taken, or consent given or withheld by a party, the following standards and covenants shall apply: (a) no party shall challenge the validity or enforceability of any provision in this Lease requiring it to act reasonably in its decisions and actions and to not unreasonably withhold consents or approvals; (b) common sense shall be applied in determining whether a party was reasonable; (c) what is reasonable in a commercial leasing context shall be taken into account; and (d) it shall be deemed unreasonable to withhold consent or approval because of the failure of one party to pay or provide something of value to the other party where this Lease does not require the same as a condition of approval or consent.

     27.19 Waiver of Trial by Jury. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any statutory remedy.

     27.20 Competitor Restrictions. So long as Microsoft Corporation or a Tenant Affiliate occupies at least three buildings currently comprising the Premises, Landlord will not lease space, or permit another tenant to sublease or assign space, within any of the five buildings currently comprising the Premises (the "Restricted Space") to SCO, Sun Microsystems, Google, Intuit, Netscape, Apple, IBM, Oracle, any developer or seller of Linux based operating systems, and AOL Time Warner (collectively, along with their successors, "Tenant's Competitors"). So long as Microsoft Corporation or a Tenant Affiliate occupies at least three buildings currently comprising the Premises, Landlord agrees that it shall not grant signage rights to any of the Tenant's Competitors. These prohibitions shall also apply to any affiliates (being any company that controls, is controlled by, or under common control with any of the Tenant's Competitors) or subsidiaries of Tenant's Competitors. If one of Tenant's Competitors desiring to leases space in the Restricted Space threatens legal action against Landlord as a result of the restrictions in this Article, Landlord shall notify Tenant, and Tenant shall notify Landlord within ten (10) days of receipt whether or not Tenant will permit such party to lease space in the Restricted Space. If Tenant denies the request, Tenant agrees to indemnify, defend, and hold harmless Landlord and Landlord's Agents from and against any legal actions or claims made by such Tenant Competitor, third party or governmental agency as a result of Tenant's enforcement of the restrictions in this Article. Landlord shall include these restrictions in other leases for space in the Restricted Space to likewise restrict subleasing and assignments.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Lease as of the Execution Date.



                                   LANDLORD:

                                   MISSION WEST SHORELINE, LLC,
                                   a Delaware limited liability company

                                   By:   Mission West Properties, LP,
                                         a member

                                         By:   Mission West Properties, Inc.,
                                               general partner


                                               By: /s/ Carl E. Berg
                                                  ------------------------------
                                                  Carl E. Berg
                                                  Chairman & CEO
Dated:   12/23/04







                                   TENANT:

                                   MICROSOFT CORPORATION
                                   a Washington corporation


                                   By: /s/ Jose Oncina
                                      -----------------------------------------
                                      Jose Oncina
                                      General Manager - Real Estate & Facilities
Date:    12/16/04